                                                                  EXHIBIT 10(G)

           Official Translation No. 79/95 of a document in Spanish.



                             REPUBLIC OF COLOMBIA
                          NOTARIAL CIRCUIT OF BOGOTA
                             16TH NOTARIAL OFFICE


Fourth Copy

DEED No. 2782 of SEPTEMBER 29, 1995

REGISTRY

BY: DARIO CARDENAS NAVAS



                              OTTO BARRIOS GALVIS
                                     NOTARY

Seal on Side:  OTTO BARROS GALVIS Sixteenth Notary of Santafe de
Bogota D.C.

Seal:    REPUBLUC OF COLOMBIA   Notarial Paper   ASSOCIATI0N OF
NOTARIES OF COLOMBIA

NUMBER  -----  2782  --------------------------------  TWO THOUSAND SEVEN
HUNDRED EIGHTY-TWO. --------------------------------------------------------
In the city of Santa Fe de Bogota, Capital District, Department of Cundinamarca, Republic of Colombia, on the twenty-ninth (29th) day of the month of September of nineteen hundred ninety-five (1995), there appeared before me OTTO BARRIOS GALVIS, Sixteenth (16th)
Notary of Santa Fe de Bogota, Doctor DARIO CARDENAS NAVAS, of legal age, resident of this city of Santa Fe de Bogota, D.C., of Colombian nationality, identified with Citizen's ID Card No.
17.066.629 of Bogota, over fifty (50) years of age, who acts in his own behalf and stated: That he presents for registry and preservation in this Notarial Office, the Association Contract for the sector called YURUYACO, signed between Argosy Energy
International, Neo Energy Inc. and the EMPRESA COLOMBIANA DE
PETROLEOS ECOPETROL, on the twentieth (20th) of September nineteen hundred ninety-five (1995) along with a) the calculation, directions and distances starting from the GAUSS coordinates, b)
Appendix "B" Operating Contract and c) map of the area contracted which constitutes Appendix "A". The undersigned Notary declares duly registered in this Notarial Office and under the number of this instrument, the stated document so that it serve for the intended legal purposes and based on this act copies or certifications can be issued to the interested parties. ------------
HAVING BEEN READ by the appearing party this public instrument, he approved it and signed it as a sign of his acceptance, along with the undersigned Notary who, in this way, authorizes it. This instrument was prepared on the folio No. AA 1778876. --------------- Supplied gratis by the notary and incurs notarial duties in the amount of $4,500 in conformity with that authorized in Decree 1572 of July 22, 1994. --------------------------------------------------

AMENDED "SEVEN HUNDRED, EIGHTY, the, decree" APPROVED.


Signed (illegible)

DARIO CARDENAS NAVAS

C.C. No. 17.066.629 of Bogota

Over 50 years old




Signed (illegible)

OTTO BARRIOS GALVIS

Notary Sixteen (16) of Santa Fe de Bogota

Seal: REPUBLIC OF COLOMBIA   SANTAFE DE BOGOTA   OTTO BARRIOS GALVIS

Sixteenth Notary

EMPRESA COLOMBIANA DE PETROLEOS

ECOPETROL


                             ASSOCIATION CONTRACT

ASSOCIATE:     ARGOSY ENERGY INTERNATIONAL  ----------------------

               NEO ENERGY INTERNATIONAL  -------------------------

SECTOR:        YURUYACO  -----------------------------------------

EFFECTIVE DATE:     November 19, 1995


The contracting parties, that is: for the first part, the Empresa Colombiana de Petroleos, who hereinafter shall be called ECOPETROL, an industrial and commercial enterprise of the State authorized by Law 165 of 1948, presently governed by the statutes, approved by Decree 1209 of June 15, 1994, with principal domicile in Santa Fe de Bogota, represented by LUIS BERNARDO FLOREZ ENCISO, of legal age, identified with Citizen's ID Card No. 19.092.255 issued in Santa Fe de Bogota, domiciled in Santa Fe de Bogota who states: 1. That in his position as President of ECOPETROL he acts in representation of this company, and 2. That for entering into this contract he has been authorized by the Board of Directors of ECOPETROL, as certified in Act No. 2100 of May 16, 1995 and, for the second part, Argosy Energy International, a corporation organized in accordance with the laws of the United States of North America, with principal domicile in Salt Lake City, Utah, with a branch established in Colombia and principal domicile in Santa Fe de Bogota, pursuant to public deed no. 5324 of October 25, 1983, granted in the Seventh (7th) Notarial Office of the Santa Fe de Bogota Circuit, represented by DOUGLAS W. FRY, of legal age, identified with passport number 051644793, who states: 1. That in his position as legal representative he acts in representation of the company Argosy Energy International and 2. That in order to enter into this contract he is fully authorized as certified in the certificate of existence and legal representation issued by the Chamber of Commerce of Santa Fe de Bogota and Neo Energy Inc., Colombian branch of Neo Energy Inc. of Dallas, Texas, United States of America, constituted by means of public deed number 6.179 of October 23, 1986, granted in the Fourth (4th) Notarial Office of the Santa Fe de Bogota Circuit, represented by ROLAND SUTTILL, of legal age, identified with passport E-1106181, which states: 1. That in his Position as Manager he acts in representation of the company Neo Energy Inc. and 2. That in order to enter into this contract he is fully authorized as certified in the certificate of existence and legal representation issued by the Chamber of Commerce of Santa Fe de Bogota. The two companies described shall be called, for all effects, THE ASSOCIATE. Under the conditions noted, ECOPETROL and THE ASSOCIATE certify that they have entered into the contract contained in the following clauses: ------------------------- CHAPTER I - GENERAL PROVISIONS ------------------------------------------------
CLAUSE 1 - OBJECT OF THE CONTRACT ---------------------------------------------

1.1 The object of this contract is the exploration of the Contracted Area and the exploitation of the Oil owned by the Nation that may be found in said area, described in Clause 3. --------------------------------------------------------

1.2 In conformity with Article I of Decree No. 2310 of 1974, the exploration and exploitation of hydrocarbons owned by the Nation is charged to ECOPETROL, a company that may carry out said activities directly or by means of contracts with private parties. Based on the stated provision, ECOPETROL has agreed with THE ASSOCIATE to explore the Contracted Area and exploit the Oil that may be found in it, under the terms and conditions set forth in this document, Appendix "A" and Appendix "B" (Operating Agreement) that form an integral part of this contract. -------------------------------------------------------------
1.3 Without prejudice to that which is stipulated in this contract, it is understood that THE ASSOCIATE will have in the Oil that is produced in the Contracted Area and in that corresponds to him, the same rights and obligations that they have in Colombian law, those who exploit Oil owned by the Nation within the country. ---------------------------------------------------------------------
1.4 ECOPETROL and THE ASSOCIATE agree that exploration and exploitation work will be carried out in the terrain of the Contracted Area, that they will divide the costs and risks of the same between themselves in the proportions and under the terms set forth in this contract and that the properties that they acquire and the Oil produce and stored will belong to each Party in the stipulated proportions. ------------------------------------------------------
CLAUSE 2 - APPLICATION OF THE CONTRACT ---------------------------------------
This contract is applicable to the Contracted Area, marked in Clause 3, or the part of the latter, subject to the terms of the same when Clause 8 has been applied. ---------------------------------------------------------------------
CLAUSE 3 - CONTRACTED AREA ---------------------------------------------------
The Contracted Area is called "YURUYACO", it consists of an area of fifteen thousand six hundred fifty-three (15,653) hectares with two thousand six hundred eighty (2,680) square meters and is located within the municipal jurisdictions of Santa Rosa in the Department of Cauca and Albania and Valparaiso in the Department of Caqueta.- This area is described below and, as appears in the map that is attached as Appendix "A", which forms an integral part of this contract, as well as the corresponding calculation tables: The reference point has been taken as the Geodesic Vertex "YAPURAMIA- 1323" of the Agustin Codazzi Geographical Institute whose GAUSS plane coordinates with origin 3 degrees WEST of Santa Fe de Bogota are: N-619,502.81 meters, E-1,092,804.61 meters which correspond to the geographical coordinates, Latitude 01 degree 09' 28''.651 to the north of the Equator, Longitude 76 degrees 14' 49''.675 to the West of Greenwich. From this Vertex, one follows a direction of S 79 degrees 04' 30''.597 E for a distance of 5,291.29 meters until arriving at Point "A", starting point, whose coordinates are:
N-678,500.00 meters, E- 1,098,000.00 meters. From this Point "A" one follows in a NORTHERN direction for a distance of 6,000.00 meters until arriving at Point

"B" whose coordinates are:   N-624,500.00 meters, E-1,098,000.00 meters.  The
straight line "A-B" borders on part of Line "C-B" of the "FRAGUA" Association Contract signed with Argosy Energy International. From this Point "B" one continues with a direction of N 47 degrees 29' 22''.391 E for a distance of 8,139.41 meters until arriving at Point "C" whose coordinates are: N-630,000.00 meters, E-1,104,000.00 meters. From Point "C" one continues in an EASTERN direction for a distance of 4,000.00 meters until arriving at Point "D" whose coordinates are: N-630,000.00 meters, E-1,108,000.00 meters. From this Point "D" one continues in a SOUTHERN direction for a distance of 6,000.00 meters until arriving at Point "E" whose coordinates are: N-624,000.00 meters, E-1,108,000.00 meters. From this Point "E" one continues in an EASTERN direction for a distance of 4,000.00 meters until arriving at Point "F" whose coordinates are: N-624,000.00 meters, E-1,112,000.00 meters. From this Point "F" one continues in a SOUTHERN direction for a distance of 6,000.00 meters until arriving at Point "G" whose coordinates are: N-0618,000.00 meters, E-1,112,000.00 meters. From this Point "G" one continues in a WESTERN direction for a distance of 6,000.00 meters until arriving at Point "H" whose coordinates are: N- 618,000.00 meters, E-1,106,000.00 meters. From this Point "H" one continues in a direction of S 47 degrees 47' 00''.404 W for a distance of 10,801.90 meters until arriving at Point "I" whose coordinates are:
N-610,741.83 meters, E-1,098,000.00 meters. From this Point "I" one continues in a NORTHERN direction for a distance of 7,758.17 meters until arriving at Point "A", starting point and closing the boundaries. The "I-A" line borders for its entire length on the "D-C" line of the "SANTANA-B" Association Contract signed with Argosy Energy International.---------------------------------------
Paragraph 1.- Any time that any individual presents a claim as titleholder of the ownership of the subsoil within the Contracted Area, ECOPETROL will assume the attention of the case and the obligations that may arise.------------------

Paragraph 2.- In the event that part of the Contracted Area extends over areas that are or have been reserved and declared within the National Park System, in accordance with that agreed in Clause 30 (Paragraph 30.4) of this Contract, THE ASSOCIATE is obligated to observe the conditions that the competent authorities impose, without this contract being deemed modified and without there being any claim against ECOPETROL. --------------------------------------
CLAUSE 4 - DEFINITIONS --------------------------------------------------------
For effects of this contract, the expressions that are mentioned below, will have the following meaning: ---------------------------------------------------
4.1 Contracted Area: This is the terrain defined in Clause 3, preceding, subject to Clause 8. ----------------------------------------------------------
4.2 Commercial Field: This is that portion of the Contracted Area that is capable of producing Oil in economically exploitable quantity and quality.-----------------------------------------------------------------------
4.3 Executive Committee: This is the organ that is formed within thirty (30) days following the acceptance of a Commercial Field to supervise, control and approve all the operations and action that are carried out during the term of this contract. ----------------------------------------------------------------
4.4 Direct Exploration Costs: These are those monetary payments that THE ASSOCIATE incurs for the acquisition of seismic, the drilling of Stratigraphic Wells, and the drilling of Exploratory Wells, as well as for locating, finishing, equipping and testing of said wells, flow lines and separators. The Direct Exploration Costs do not include administrative or technical support from the head office or central offices of the Company. -----------------------
4.5 Joint Account: The records that will be kept by means of accounting ledgers, in accordance with Colombian laws, to credit or charge the Parties, the share that corresponds to them in the Joint Operation.---------------------
4.6 Budgetary Execution: These are the resources in effect spent and/or committed in each of the programs and projects approved for a determined calendar year. ----------------------------------------------------------------

4. 7   Effective Date:  This will be the calendar day on which the term of sixty (60) calendar days counted starting from the date on which contract is signed elapses, starting from which all terms agreed to in it, subject to the validity of this same contract, are counted.----------------------------------
4.8 Flow of Funds: This is constituted by the physical movement of money (income and disbursements) that the Joint Account must make in order to meet the different obligations that the Association has contracted in carrying out normal operations. -----------------------------------------------------------
4.9 Natural Gas: Mixture of hydrocarbons in a gaseous state, composed of the most volatile members of the paraffin series of hydrocarbons.-------------
4.10 Direct Expenses: These are all those payments charged to the Joint Account for personnel expenses directly linked to the Association, purchase of materials and supplies, contracting of services with third parties and other general expenses that the Joint Operation requires in the normal course of its activities.-------------------------------------------------------------------
4.11 Indirect Expenses: These are those payments charged to the Joint Account for technical and/or administrative support that the Operator of the Joint Operation eventually provides from his own organization.----------------
4.12 Commercial Interest: When dealing in pesos, this will the current interest rate that the Banking Superintendency certifies for the corresponding period; when dealing in United States dollars, it will be the prime rate set by CITIBANK of New York.------------------------------------------------------
4.13 Interest in the Operation: This is the share in the obligations and rights that each one of the Parties acquires in the exploration and exploitation of the Contracted Area. -----------------------------------------
4.14 Investments in Development: These refer to the sum of money invested in goods and equipment that are capitalized as assets for the Joint Operation in a Commercial Field once the existence of the latter is accepted by the Parties.----------------------------------------------------------------------
4.15 Production Objectives: These are the formations, layers or sands with possible accumulation of hydrocarbons. -----------------------------
4.16 Joint Operation: The activities and works executed or in the process of execution in behalf of the Parties and to their account.-----------------------
4.17 Operator: The person designated by the Parties so that, to their account, he carries out directly the operations needed to explore and exploit the Oil that is found in the Contracted Area.----------------------------------
4.18 Parties: On the Effective Date, ECOPETROL and THE ASSOCIATE. Later, and at any time, ECOPETROL, for the first part and THE ASSOCIATE, and/or its assignees, for the other part. ------------------------------------------------
4.19 Exploration Period: This is the lapse which THE ASSOCIATE has for complying with the obligations stipulated in Clause 5 of this contract and that will not be greater than six (6) years counted starting from the Effective Date, with the exception of the cases contemplated in Clauses 9 (Paragraphs 9.3 and 9.8) and 34.---------------------------------------------------------------
4.20 Exploitation Period: The time that transpires from when the Exploration Period ends until the end of this contract. -----------------------------------
4.21 Oil: The natural mixture of hydrocarbons in a liquid or gaseous state under normal conditions, as well as those substances that accompany them or are derived from them with the exception of helium and rare gases.-------------
4.22 Exploratory Well: This is any well designated as such by THE ASSOCIATE to be drilled or deepened by him in the Contract Area in the search for Oil. For the performance of the obligations agreed to in Clause 5 of this contract, the respective Exploratory Well will be qualified as such beforehand between ECOPETROL and THE ASSOCIATE.---------------------------------------------------
4.23 Exploitation (or Development) Well: This is any well scheduled beforehand by the Executive Committee for the production of petroleum within the Commercial Area. ----------------------------------------------------------
4.24 Budget: This is the basic planning tool by which resources are assigned to specific projects to be applied within one calendar year or part of the year in order to achieve the goals and objectives proposed by THE ASSOCIATE or the Operator. ---------------------------------------------------------------------

4.25 Extensive Production Tests: These are the operations that are executed in one or several producing Exploratory Wells, in order to evaluate the production conditions and behavior of the deposit.-----------------------------
4.26 Reimbursement: This is the payment of fifty percent (50%) of the Direct Exploration Costs which THE ASSOCIATE has incurred. ---------------------------
4.27 Exploratory Work: These are those operations that THE ASSOCIATE executes with regards to the search and discovery of oil inside the Contract Area. -------------------------------------------------------------------------
CHAPTER II - EXPLORATION ------------------------------------------------------
CLAUSE 5 - TERMS AND CONDITIONS -----------------------------------------------
5.1.1 During the first year counted starting from the Effective Date of this contract, THE ASSOCIATE is obligated to acquire a program of minimum thirty
(30) kilometers of new seismic. During the second year THE ASSOCIATE will carry out the acquisition of a program of minimum twenty (20) kilometers of seismic. At the end of the second year THE ASSOCIATE will have the option of waiving the contract, provided that he has complied with the above stated obligations. -----------------------------------------------------------------
5.1.2 During the third year THE ASSOCIATE will drill one (1) Exploratory Well until the formations that may product Oil in the area are penetrated. Upon expiration of this year, the contract will end, if its extension has not been requested and authorized in conformity with Paragraph 5.2 of this Clause and a Commercial Field has not been discovered.-------------------------------------
5.2 If THE ASSOCIATE has satisfactorily performed the obligations stipulated in Clause 5, ECOPETROL, upon request by THE ASSOCIATE, will extend annually for up to three (3) additional years, the Exploration Period and during each year of extension THE ASSOCIATE will be obligated to do Exploratory Work in the Contraced Area, consisting of the drilling of one (1) Exploratory well until the formations that may produce oil in the area are penetrated.---------------
5.3 If during any year of the Exploration Period THE ASSOCIATE resolves to proceed with work corresponding to the following year, it may request ECOPETROL to approve the carrying out of said work. If the request is accepted by ECOPETROL, the latter will determine in what way and in what amount the transfer of the stated obligations will be done.------------------
5.4 During the term of this contract, THE ASSOCIATE may do Exploration Work in the areas that it keeps in conformity with Clause 8 and THE ASSOCIATE will be solely responsible for the risks and costs of these activities and, therefore, will have complete and exclusive control of the same without the maximum duration of the contract being modified for this reason.------------- CLAUSE 6 - SUPPLY OF INFORMATION DURING EXPLORATION -------------------------
6.1 ECOPETROL will supply THE ASSOCIATE, when the latter so requests, all the information that it has in its power on the Contracted Area. The costs caused by the reproduction and delivery of said information will be charged to THE ASSOCIATE.------------------------------------------------------------
6.2 During the Exploration Period THE ASSOCIATE will deliver to ECOPETROL, as it is obtained, all the geological and geophysical information, edited magnetic tapes, processed seismic sections and all field data that serves as support, magnetic and gravimetric profiles, all in reproducible originals, copies of the geophysical reports, reproducible originals of the all the records for wells that THE ASSOCIATE drills, including the final composite graph of each well and copies of the final drilling report that includes analysis of core samples, the results of production tests and any other information related to the drilling, study or interpretation of any kind that THE ASSOCIATE does for the Contracted Area with no limitations whatsoever. ECOPETROL has the right, at any time and through the appropriate procedures, to be present at all operations and verify the information listed above. -----------------------------------------------
6.3 The Parties agree that during the term of this contract, all information that is obtained in the performance of the same is of a confidential nature. Likewise, Parties agree that in each case they may exchange information with companies associated or not associated with ECOPETROL. It is understood that that which is agreed to herein will be without prejudice to the obligation to supply the Ministry of Mines and Energy all the information that it requests in conformity with current legal and regulatory dispositions. Nevertheless, it is understood and thus agreed that the Parties may provide, at their sole discretion, the information that their affiliates, consultants, contractors, financial entities require and that is required by competent authorities with jurisdiction over the Parties or their affiliates, or by the norms of any stock exchange on which the shares of the Parties or related corporations are registered.-------------------------------- CLAUSE 7 - EXPLORATION BUDGET AND PROGRAMS ------------------------------------
THE ASSOCIATE will have the obligation to prepare, observing that which is established in this contract, the programs and budgets necessary for the exploration of the Contracted Area. Said budgets and programs will be presented in a timely manner to ECOPETROL. ------------------------------------
CLAUSE 8 - RETURN OF AREAS ----------------------------------------------------
8.1 At the end of the initial exploration period or extensions that THE ASSOCIATE has obtained, or no later than the expiration of the sixth (6th) year, if a Commercial Field has been discovered in the Contracted Area, said area will be reduced to fifty percent (50%); two (2) years later, the area will be reduced to an area equal to fifty percent (50%) of the Contracted Area and two (2) years later said area will be reduced to the area of the Commercial Field or Commercial Fields that are in production or development plus a reserve area of five (5) kilometers wide around each field. the Commercial Fields plus the zone that surrounds the each field will be called the exploitation area and this will be the only part of the Contracted Area that will remain subject to the terms of this contract. ---------------------------------------------------
8.2 THE ASSOCIATE will determine the areas that it will return to ECOPETROL in lots with a minimum area of five thousand (5,000) hectares each, unless THE ASSOCIATE shows that this is not possible. Notwithstanding the obligation to return the areas dealt with in Clause 8 (Paragraph 8.1), THE ASSOCIATE is not obligated to return areas that are under development or in production, including the reserve zones of five (5) kilometers wide that surround said areas, except in the event that due to reasons imputable to THE ASSOCIATE the development or production operations are suspended for more than one year without just cause, in which case it will return said areas to ECOPETROL, ending the contract for said areas or part of the area. That which is set forth herein is likewise applicable to the exploitation under the sole risk mode. ----------------------------------------
CHAPTER III - EXPLOITATION ----------------------------------------------------
CLAUSE 9 - TERMS AND CONDITIONS -----------------------------------------------
9.1 In order to start the Joint Operation under the terms of this contract, it is deemed that the exploitation works will begin on the date on which the Parties recognize the existence of a Commercial Field or when that which is set forth in Clause 9 (Paragraph 9.5) is fulfilled. The existence of a Commercial Field will be determined by means of the drilling, by THE ASSOCIATE, of a sufficient number of wells which allows the area and the commercialness of the field to be reasonably defined. In this case, THE ASSOCIATE will inform ECOPETROL in writing of the finding of a Commercial Field, providing the studies on which it has based this conclusion. ECOPETROL, within a period of ninety (90) calendar days starting from the date on which THE ASSOCIATE delivers all the support documentation, must accept or oppose the existence of the Commercial Field. ECOPETROL may request the additional information that it deems necessary within thirty (30) days following the date of presentation of the first support documentation.-----------------------------------------------
9.2.1 If ECOPETROL accepts the existence of the Commercial Field, it will notify this to THE ASSOCIATE within the period of ninety (90) calendar days dealt with in Clause 9 (Paragraph 9.1) and will begin to share, under the terms of this contract, in the development of the Commercial field, discovered by THE ASSOCIATE.---------------------------------
9.2.2 ECOPETROL will reimburse THE ASSOCIATE fifty percent (50%) of the Direct Exploration Costs of: --------------------------------------------------
9.2.2.1 The drilling of Exploratory Wells drilled by THE ASSOCIATE that are commercially productive. ------------------------------------------------------
9.2.2.2 The seismic acquistion and drilling of Stratigraphic Wells done prior to the date on which ECOPETROL makes a pronouncement with respect to the existence of each Commercial Field.--------------------------------------------
9.2.2.3 The drilling of A-1 Exploratory Wells, according to the Lahee classification, that are dry, drilled by THE ASSOCIATE prior to the date on which ECOPETROL makes a pronouncement with respect to the existence of each Commercial Field. -------------------------------------------------------------
9.2.2.4 The drilling of Exploratory Wells that are dry, drilled by THE ASSOCIATE prior to the discovery well of the Commercial Field.-----------------
9.2.3 The amount of these costs will be determined in United States dollars, taking as reference date that on which THE ASSOCIATE has made said disbursements; therefore, the costs incurred in Colombian pesos will be liquidated at the representative market exchange rate certified by the Bank of the Republic that is in effect on the date indicated herein. ------------------
9.2.4 The reimbursement of the Direct Exploration Costs, pursuant to that stated in Clause 9 (Paragraph 9.2.2) will be made by ECOPETROL to THE ASSOCIATE starting from the time when the field is put into production by the Operator, with the amount in dollars equivalent to fifty percent (50%) of its direct share in the total production of the respective field, after deducting the percentage corresponding to royalties. ----------------------------------------
9.3 If ECOPETROL does not accept the existence of the Commercial Field dealt with in Clause 9 (Paragraph 9.1), it may indicate to THE ASSOCIATE the additional work that it feels necessary to demonstrate the existence of a Commercial Field, work whose cost may be greater than TWO MILLION DOLLARS (US$ 2,000,000, nor may they require for their execution a period greater than one (1) year, in which case, the Exploration Period for the Contracted Area will be automatically extended for a period equal to that which has been agreed to between the Parties as necessary for executing the additional work requested by ECOPETROL in this clause, but without prejudice to that which is stipulated for the reduction of areas in Clause 8 (Paragraph 8.1). -----------------------------------------------------
9.4 If ECOPETROL, after the additional work that has been requested in accordance with Clause 9 (Paragraph 9.3) has been executed, accepts the existence of the Commercial Field dealt with in Clause 9 (Paragraph 9.1), it begins to share in the development operations of the above mentioned field under the terms established in this contract and will reimburse THE ASSOCIATE in the manner stipulated in Clause 9 (Paragraphs 9.2.3 and 9.2.4), for fifty percent (50%) of the cost of the additional work requested, dealt with in Clause 9 (Paragraph 9.3) and the works executed will become the property of the Joint Account. ----------------------------------------------------------------
9.5 If ECOPETROL does not accept the existence of a Commercial field, after the additional work dealt with in Clause 9 (Paragraph 9.3) has been done, THE ASSOCIATE has the right to execute the work that it deems necessary for the exploitation of said field and to reimburse itself for two hundred percent (200%) of the total cost of the works executed at its risk in the respective field and up to fifty percent (50%) of the Direct Exploration Costs that THE ASSOCIATE has carried out before the discovery, in conformity with that set forth in Clause 9 (Paragraph 9.2.2). For effects of this clause, the reimbursement will be made with the value of the oil produced, less the roylaties dealt with in Clause 13, deducting the costs of production, collection, transport and sale. If THE ASSOCIATE accepts the sole risk mode, it is understood that the exploitation period begins starting from the date on which ECOPETROL communicates to THE ASSOCIATE that it does not accept the commercialness. For effects of the liquidation of the value in dollars of the disbursements made in pesos, it will be liquidated at the exchange rate on the date on which THE ASSOCIATE has made said disbursements. For purposes of this clause, the value of each barrel of oil produced in said field during one calendar month will be the average price per barrel that THE ASSOCIATE receives from the sale of its share in the Oil produced in the Contracted Area during the same month. When THE ASSOCIATE has been reimbursed for the percentage established in this clause, all the wells drilled, facilities and all types of assets acquired by THE ASSOCIATE for the exploitation of the field and paid as indicated in this clause, will become the property of the Joint Account at no cost whatsoever, after the acceptance of ECOPETROL of sharing in the development of said field. ---------------------------------------------------
9.6 ECOPETROL may at any time begin to share in the operation of the field discovered and developed by THE ASSOCIATE without prejudice to the right of THE ASSOCIATE to reimbursement of the investments that it has made from its account, in the manner and percentage stipulated in Clause 9 (Paragraph 9.5). Once THE ASSOCIATE has recovered this, ECOPETROL will begin to share in the economic results of the wells developed exclusively by THE ASSOCIATE. --------
9.7 In order to mark a Commercial Field, all the geological and geophysical information and that of the wells drilled in said field or that are related to it will be considered. -------------------------------------------------------
9.8 If at the end of the Exploration Period of six (6) years dealt with in Clause 5 (Paragraph 5.2), THE ASSOCIATE has drilled one or several Exploratory Wells that indicate the possible existence of a Commercial Field, ECOPETROL, upon request from THE ASSOCIATE, will extend the Exploration Period for the time needed, which does not exceed one year, so that THE ASSOCIATE has the opportunity to demonstrate the existence of said Commercial Field, without prejudice to that which is established in Clause 8. --------------------------

CLAUSE 10 - TECHNICAL CONTROL OF THE OPERATIONS ------------------------------
10.1 The parties agree that THE ASSOCIATE is the Operator and, as such, with the limitations set forth in this contract, will have control of all the operations and activities that it deems necessary for a technical, efficient and economic exploitation of the Oil that is found within the area of the Commercial Field. ------------------------------------------------------------
10.2 The Operator has the obligation to realize all the development and production operations in accordance with known industrial standards and practices, using for this the best technical methods and systems that the economic and efficient exploitation of Oil require and applying the legal and regulatory dispositions on the matter. ---------------------------------------
10.3 For all purposes of this contract, the Operator will be considered as an entity distinct from the Parties as well as for the application of civil, labor and administrative legislation and for its relationships with the personnel in its service, in accordance with Clause 32. -----------------------------------
10.4 The Operator will have the right to resign as such, through written notification to the Parties six (6) months prior to the date on which it desires to make its resignation effective. The Executive Committee will designate the new Operator in accordance with Clause 19 (Paragraph 19.3.2). -- CLAUSE 11 - EXPLOITATION PROGRAMS AND BUDGETS---------------------------------
11.1 Within the three (3) months following the acceptance of a Commercial Field in the Contracted Area, the Operator will present to the Parties a schedule of activities and a bidget for the rest of the corresponding calendar year. In the event that less than six and a half (6-1/2) months remain until the end of said year, the Operator will prepare and present a budget and program for the following calendar year, within a period of three
(3) months. ------------------------------------------------------------------
Future budgets and programs will be presented to the Parties in an ordinary meeting of the Executive Committee set for the month of July of the immediately previous year. Within twenty (20) days following the receipt of the budgets and programs, the Parties will inform the Operator in writing of the changes that they wish to propose. When this occurs, the Operator will take into account the observations and reforms proposed by the Parties in the preparing of the budget and programs that will be submitted for final approval by the Executive Committee in the ordinary meeting in the month of November of each year, except in the event that less than six and a half (6-1/2) months remain until the end of the year in which the existence of the Commercial Field is recognized. In the event that the total budget has not been approved before the month of November, those aspects of the budget on which an agreement has been reached, will be approved by the Executive Committee, and those aspects not approved will be submitted immediately to the Parties for later study and final decision in the manner set forth in Clause 20. -----------------------------------------------------------
11.2 The Parties may propose additions to or revisions of the approved budget or programs, but, except in emergencies, they must not be formulated with a frequency of less than three (3) months. The Executive Committee will decide on the proposed additions or revisions in a meeting which will be called within thirty (30) days following the presentation of the same. ----------------------
11.3   The programs and budgets have as their principal objective:
11.3.1 To determine the operations to be carried out during the following calendar year; and ------------------------------------------------------------
11.3.2 To determine the expenses and investments that the Operator is empowered to make. ------------------------------------------------------------
11.4 The terms programs and budget mean the work plan and the estimated expenses and investments that the Operator will make in the different aspects of the operation, such as: ---------------------------------------------------
11.4.1 Capital investments in production: drilling for developing deposits, reconditioning or rehabilitation of wells and specific constructions for production. -------------------------------------------------------------------
11.4.2 General construction and equipment: industrial and camp facilities, transport and construction equipment, drilling and production equipment. Other constructions and equipment. -------------------------------
11.4.3 Maintenance and operating expenses: production expenses, geological expenses and administrative expenses for the operation. ----------------------
11.4.4   Working capital requirements. ---------------------------------------
11.4.5   Fund for unforeseen requirements. -----------------------------------
11.5 The Operator will pay all the expenses and investments and will carry out the development and production operations in accordance with the programs and budgets that are referred to in Clause 11 (Paragraph 11.1), without exceeding by ten percent (10%) the total budget for each year, except with authorization from the Parties in special cases. ----------------------------
11.6 The Operator will not, at his sole discretion, begin any project, nor will charge the Joint Account for expenses not approved in the budget, which exceed the sum of forty thousand United States dollars (US$40,000) or its equivalent in Colombian currency, per project or per quarter. ---------------
11.7   The Operator is authorized to pay expenses inputable to the Joint
Account without prior authorization from the Executive Committee, when taken emergency measures that tend to safeguard personnel or property of the Parties, emergency expenses arising from fire, floods, storms or other disasters; indispensable emergency expenses for the operation and maintenance of production facilities, including the maintenance of wells in production conditions with maximum efficiency; indispensable emergency expenses for the protection and preservation of materials and equipment needed in the operations. In these cases, the Operator must call a special meeting of the Executive Committee as soon as possible to obtain its approval in order to continue with the emergency measures. ----------------------------------------
CLAUSE 12 - PRODUCTION -------------------------------------------------------
12.1 With the frequency that is needed, the Operator will determine, with the approval of the Executive Committee, the

Maximum Productive Efficiency Rate (MER) for each Commercial Field. This Maximum Productive Efficiency Rate (MER) will be the maximum production rate of oil that can be extracted from a deposit with the objective of obtaining the maximum final recovery of the reserves. The estimated production must be decreased in whatever way necessary to compensate for the real or anticipated conditions of the operation, such as wells in repair that are not producing, limitations of capacities of the collection lines, pumps, separators, tanks, pipelines and other facilities. ----------------------------------------------
12.2 Periodically, at least once a year, the Operator will determine, with the approval of the Executive Committee, the area deemed capable of producing Oil in commercial amounts in each field and will propose the spacing and schedule for drilling Exploitation Wells on an economic and efficient basis. -------------------------------------------------------------
12.3 The Operator will prepare and deliver to each of the Parties, at regular intervals of three (3) months, a program that indicates the share in production and another that shows the distribution of production of each Party for the following six (6) months. The production forecast will be made based on the Maximum Productive Efficiency Rate (MER) as has been stipulated in Clause 12 (Paragraph 12.1) and adjusted to the rights of each Party, in accordance with this contract. The distribution program for production will be determined based on the periodic petitions of each Party, and in conformity with Clause 14 (Paragraph 14.2) with the corrections that are needed to insure that neither of the Parties, being able to remove, will receive less than the amount to which he has a right according to that which is set forth in Clause 14 and without prejudice to that which is stipulated in Clauses 21 (Paragraph 21.2) and 22 (Paragraph 22.5). ------------------------------------------------------------
12.4 If either of the Parties foresees a reduction of his capacity to receive Oil with regards to the forecast supplied to the Operator, he must report this to the latter as soon as possible, and if said reduction is due to an emergency situation, he will notify the Operator within twelve (12) hours following the occurence of the event that caused the reduction. Consequently, said Party will provide the Operator with a new receiving program taking into account the corresponding reduction. -------------------------------------------------------------------
12.5 The Operator may use the crude oil and gas that is consumed in performing the production operations in the Contracted Area and these consumptions will be exempt from the royalties dealt with in Clause 13 (Paragraphs 13.1 and 13.2). --------------------------------------------------
CLAUSE 13 - ROYALTIES --------------------------------------------------------
13.1 During the exploitation of the Contracted Area, prior to the distribution of the production that corresponds to the Parties, the Operator will deliver to ECOPETROL as royalty a percentage of twenty percent (20%) of the measured production of liquid hydrocarbons in said area. ECOPETROL, at its own cost and risk, will take in kind from the tanks owned by the Joint Account, the percentage of production corresponding to royalties. ---------------------
13.2 As royalty, the Operator will deliver to ECOPETROL twenty percent (20%) of the gas production. -------------------------------------------------------
13.3 Of the percentage of production corresponding to royalties, ECOPETROL will, in the manner and terms established by law, pay the nation, Departments and Municipalities the royalties corresponding to the total production of the Commercial Field and, in no case, will THE ASSOCIATE be responsible for any payment to these entities and persons for said concept. ---------------------- CLAUSE 14 - DISTRIBUTION AND AVAILABILITY OF THE OIL -------------------------
14.1 The Oil produced, excepting that which has been used in benefit to the operations of this contract and that which is inevitably wasted in these functions, will be transported to common tanks of the Parties or other measuring facilities that the Parties agree on. The Oil will be measured in conformity with the standards and methods accepted by the oil industry and, based on this measurement, the percentages referred to in Clause 13 will be determined. From this time on, the remaining Oil becomes the property of each Party in the proportions specified in this contract. ---------
14.2   Distributions of Production --------------------------------------------
14.2.1 After deducting the percentage corresponding to royalties, the rest of the Oil and gas produced from the Contracted Area is owned by the Parties in the proportion of fifty percent (50%) for ECOPETROL and fifty percent (50%) for THE ASSOCIATE until the accumulated production of the Contracted Area reaches the amount of 60 million barrels of Oil. --------------------------------------
14.2.2 When the accumulated production is greater than 60 million barrels of Oil, the rest of the Oil and gas produced from the Contracted Area (after deducting the percentage corresponding to royalties) is owned by the Parties in the proportion that results from applying the R factor as stated in the following table: --------------------------------------------------------------

R FACTOR  Distribution of Production after Royalties (%)

                              ASSOCIATE                   ECOPETROL
0.0 to 1.0                        50                         50
1.0 to 2.0                        50/R                    100 - 50/R
2.0 or more                       25                         75

14.2.3 For effects of the preceding table, the R factor is defined in the following terms: --------------------------------------------------------------

                                    IA
                          R = ---------------
                              ID + A - B + GO

IA (Accumulated Income of THE ASSOCIATE): This is the valuation of the accumulated income corresponding to the volume of hydrocarbons produced of THE ASSOCIATE at the reference price agreed on by the Parties, excluding the hydrocarbons re-injected in the Fields of the Contracted Area, those consumed in the operation and the gas burned. ------------------------------------------
The average reference price of the hydrocarbons will be determined by mutual agreement between the Parties. ------------------------------------------------
In order to detrmine the Accumulated Income, the Monthly Income will be taken as the base, which in turn will be determined as the result of multiplying the average monthly reference price by the month's production in accordance with Form 9 of the MME. --------------------------------------------
ID (Accumulated Development Investments): Are fifty percent (50%) of the accumulated development investments approved by the Executive Committee of the Association. ------------------------------------------------------------------
A: Are the Direct Exploration costs that THE ASSOCIATE has incurred in accordance with Clause 9 (Paragraphs 9.2.2, 9.2.3 and 9.2.4) of this
Contract. ---------------------------------------------------------------------
B: This is the accumulated reimbursement of the Direct Exploration Costs, mentioned above, in accordance with Clause 9 (Paragraphs 9.2.2, 9.2.3 and 9.2.4) of this Contract. ------------------------------------------------------
GO (Accumulated Operationg Expenses): Are the accumulated operating expenses, approved by the Executive Committee of the Association, in the proportion that corresponds to THE ASSOCIATE plus the accumulated transport costs of THE ASSOCIATE. Transport costs are understood to be the investment and operating expenses for the transport of hydrocarbons prodcued in the commercial fields located in the Contracted Area, from the latter to the export port or site where it is agreed to take the price to be used in the calculation of income, IA. Said transport costs will be determined by the parties by mutual agreement once the exploitation stage of the fields whose commercialness has been accepted by ECOPETROL begins. Within the Operating Expenses are included the Special Contributions or similar items that are applied directly to the exploitation of hydrocarbons in the Contracted Area. -------------------------- All the values included in the determining of the R factor will be taken in current dollars. --------------------------------------------------------------
To said effect, the expenses in pesos must be converted to dollars at the Representative Market Exchange Rate certified by the Bank of the Republic that governs on the date on which the corresponding disbursements have been made. --
14.2.4. Calculation of the R Factor: The distribution of---------------------- production based on the R factor will begin to be applied at the first day of the third calender month after that on which the accumulated production in the Contracted Area reaches the amount at 60 million barrels of oil. The calculation of the R factor will be done based on the closing corresponding to the calender month in which the accumulated production of 60 million barrels of Oil was reached. The resulting production distribution will be applied until June 30 of the following year. Starting at that time, the distribution of production with application of the R factor will be made for periods of one year (July 1 to June 30), on the liquidatiion of the same based on the accumulated amounts as of December 31 of the immediatly previous year in conformity with the corresponding accounting closing.--------------------------
14.2.5. In the event that a field produces crude oil and gas jointly, to apply the above table of distribution, the total accumlated production that will be taken into account will be that of the main hydrocarbon in accordance with the authorization that the Ministry of Mines and Energy grants for the exploitation of said field. In order to determine the total accumulated production, the measure for the equivalent gas is the amount of 7,000 standard cubic feet of gas per barrel of Oil. ------------------------------------------
14.3 In addition to the tanks and other jointly owned facilities, each Party will have the right to build his own production facilities in the Contracted Area for his own and exclusive use, complying with the legal regulations. The transport and delivery of Oil of each Party to the pipeline and other deposits that are not those jointly owned will be done at the exclusive cost and risk of the Party that receives the Oil. ----------------------------------------------
14.4 In the event that production is obtained from places not connected by pipelines, the installation of pipelines to the point where the Oil can be sold or to a place that connects to the pipeline may be agreed on by the Parties and charged to the Joint Account. If the Parties agree to the construction of said pipelines, they will enter into the contracts that they deem convenient to this effect and will designate the Operator in accordance with current legal dispositions. -----------------------------------------------------------------

14.5 Each Party will be the owner of the Oil that is produced and stored as a result of the Operation that is placed at his disposal, as stipulated in this contract, and at his cost he must receive it in kind or sell it or dispose of it separately, pursuant to that set forth in Clause 14 (Paragraph 14.3). ------
14.6 If any of the Parties, for any reason, cannot dispose separately or remove from the tanks of the Joint Account, all or part of the Oil that corresponds to him in accordance with this contract, the following procedure will be applied: --------------------------------------------------------------
14.6.1 If ECOPETROL is the Party that cannot remove, in whole or in part, its quota of Oil (share plus royalties), in conformity with Clause 12 (Paragraph 12.3), the Operator may continue to produce the field and deliver to THE ASSOCIATE, in addition to the portion that represents the quota for the THE ASSOCIATE in the operation based on one hundred percent (100%) of MER, all that Oil which THE ASSOCIATE chooses and is in capacity to remove up to a limit of one hundred percent (100%) of the MER, crediting ECOPETROL, for later delivery, for the volume of Oil that ECOPETROL had the right to remove but did not remove. But for the volume of Oil not removed that corresponds, in that month, to royalties to ECOPETROL, THE ASSOCIATE, upon request by ECOPETROL, will pay the latter in United States dollars, the difference that exists between the amount of Oil that it removed and the amount of Oil that corresponds to it as royalties as dealt with in Clause 13 (Paragraphs 13.1 and 13.2), being understood that any removal of Oil that ECOPETROL does will be applied, in first place, to the payment in kind of royalties, and that this being covered, the additional removals of Oil that are done will be appled to the share that corresponds to it according to Clause 14 (Paragraph 14.2)-----
14.6.2 In the event that THE ASSOCIATE is the Party that cannot remove, in whole or in part, its portion assigned under Clause 12 (Paragraphs 12.3), the Operator will deliver to ECOPETROL, based on one hundred percent (100%) of the MER, not only the share and quota that corresponds to it, but also the Oil that ECOPETROL is in capacity to remove up to a limit of one hundred percent (100%) of the MER, crediting THE ASSOCIATE for later delivery, the part that corresponds to it of its quota and that is has not been able to remove. --------------------------------------------------
14.7 When both Parties are in capacity to receive the Oil assigned according to Clause 12 (Paragraph 12.3), the Operator will deliver to the Party that had been unable to receive its quota of production before, a minimum of ten percent (10%) per month of the production that corresponds to the other Party monthly and, by mutual agreement, up to one hundred percent (100%) of the quota not received, until the time when the total quantities that have been credited to the Party who was unable to receive his Oil are canceled. ---------------------
14.8 With prejudice to the legal dispositions that regulate the matter, each Party will be free, at any time, to sell or export its share of Oil obtained, accordance with this contract, or dispose of the same in any way whatsoever. -- CLAUSE 15 - USE OF GAS --------------------------------------------------------
In the event that one or several fields of Oil are discovered in a liquid state with associated gas, the Operator, within two (2) years following the commencement of commercial production of the field, will present a plan for use of the Natural Gas to the benefit of the Joint Account. The Executive Committee will approve the plan and will determine the execution schedule for the same. If the Operator does not present any plan within two (2) years or does not execute the plan that has been approved within the terms set out by the Executive Committee, ECOPETROL may take, free of charge, for itself all the available gas in the deposits being exploited, as far as it is not required for the efficient exploitation of the field. --------------------------------------
CLAUSE 16 - UNIFICATION -------------------------------------------------------

When an economically exploitable deposit extends in a continuous manner to a structure located in the Contracted Area and other or other areas, the Operator, in agreement with ECOPETROL and other interested parties, must put into practice, after approval by the Ministry of Mines and Energy, a unified exploitation plan which must meet engineering techniques for the exploitation of Oil. --------------------------------------------------------------------
CLAUSE 17 -- SUPPLYING OF INFORMATION AND INSPECTION DURING EXPLOITATION ------
17.1 The Operator will deliver to the Parties, as they are obtained, reproducible originals (sepias) and copies of the electrical, radioactive and sonic records of the drilled wells, histories, core analyses, production tests and all routine reports made or received in relation to the operations and activities carried out in the Contracts Area.-------------------------------
17.2 Each one of the parties, at its cost and risk, will have the right, by means of authorized representatives, to inspect the wells and facilities of the Contracted Area and the activities related to it. Said representatives will have the rights to examine cores, samples, maps, records of drilled wells, surveys, ledgers and any other source of information related to the performance of this contract. ------------------------------------------------------------
17.3 In order that ECOPETROL complies with that agreed to in Clause 29, the Operator will prepare and deliver to ECOPETROL and the reports that the National Government requires. ------------------------------------------------
17.4 The information and data related to exploitation work must be kept confidential under the same terms of Clause 6 (Paragraph 6.3) of this contract. -------------------------------------------------------------------
CHAPTER IV - EXECUTIVE COMMITTEE ---------------------------------------------
CLAUSE 18 - CONSTITUTION -----------------------------------------------------
18.1 Within thirty (30) calendar days following the acceptance of a Commercial Field, each Party must name a representative and his corresponding first and second alternates, to form part of the Executive Committee and inform the other party in writing of the names and addresses of its representative and alternates. The Parties may change representative or alternatives at any time, but they must communicate thisin writing to the other Party. The vote or decision of the representative of each one of the Parties will bind said Party. If the principal representative of one of the Parties cannot attend a meeting of the Committee, he will designate in writing which alternate must attend, who will have the same authority as the principal. ---------------------------------------------------
18.2 The Executive Committee will hold ordinary meetings during the months of March, July and November, in which it will review the exploitation program carried out by the Operator and the immediate plans. Annually, in the ordinary meeting in the month of July, the Operator will present to the Executive Committee the annual operating program and expense and investment budget for the next calendar year which will be examined and approved in the ordinary meeting in the month of November. ---------------------------------------------
18.3 The Parties and the Operator may request that special meetings of the Executive Committee be called to analyze specific conditions of the operation. The president of the Committee will notify the date of the meeting and topics to be discussed ten (10) calendar days beforehand. Any matter that has not been included on the agenda for the meeting may be dealt with during the same, after acceptance by the representatives of the Parties on the Committee.
18.4 The representative of each one of the Parties will have, in all matters discussed in the Executive Committee, one vote equivalent to the percentage of its total interests in the Joint Operation. For its validity, every resolution or decision made by the Executive Committee must have the affirmative vote of more than fifty percent (50%) of the total interest. In accordance with this procedure, the decisions adopted by the Executive Committee will be binding and final on the Parties and the Operator. ----------------------------------------
CLAUSE 19 - FUNCTIONS ---------------------------------------------------------
19.1   The representatives of the Parties will constitute the

Executive Committee vested with full authority and responsibility for setting and adopting exploitation, development, operating programs and budgets relative to this contract. A representative of the Operator will attend the meetings of the Executive Committee. ------------------------------------------------------
19.2 The Executive Committee will name its Secretary. The Secretary will keep complete and detailed acts and minutes of all the meetings, as well as notes of all the discussions and decisions made by the Committee. The copies of these acts, for their validity, must be approved and signed by the representatives of the Parties within five (5) business days following the closing of the meeting and be delivered to them as soon as possible. ----------
19.3 The functions of the Executive Committee are, among others, the following: --------------------------------------------------------------------
19.3.1   Adopt its own regulations. -------------------------------------------
19.3.2   Designate the Operator in the event of resignation or removal. -------
19.3.3   Designate the Outside Auditor of the Joint Account. ------------------
19.3.4 Approve or disapprove the annual operations program and expense and budget and any modification or revision and authorize extra expenses.----------
19.3.5   Determine expense norms and policies.----------------------------------
19.3.6 Approve or reject any recommendation of expenses that the Operator makes (which have not been included in the approved budget) when said expenses exceed the sum of forty thousand United States dollars (US$40,000) or its equivalent in Colombian currency. ---------------------------------------------
19.3.8 Create the sub-committees that it deems necessary and set the functions that these must carry out, under its direction and charged to the Joint
Account. ----------------------------------------------------------------------
19.3.9 Define the type and periodicity of the drilling, operating and production reports and any other information that the Operator must supply to the Parties charged to the Joint Account. ----------------------
19.3.10   Supervise the functioning of the Joint Account. ---------------------
19.3.11 Authorize the Operator to enter into contracts in behalf of the Joint Operation and whose value exceeds forty thousand United States dollars (US$40,000) or its equivalent in Columbian legal tender, and ------------------
19.3.12 In general, execute all the functions authorized in this contract and that do not correspond to another entity or person by express clause or legal or regulatory disposition. ----------------------------------------------------
CLAUSE 20 - DECISION IN THE EVENT OF DISAGREEMENT IN THE OPERATION
20.1 Any project related to the Joint Operation which for its execution requires the approval of the Executive Committee, as established in this contract, and about which the representatives of the Parties on said Committee are not in agreement, will be submitted directly to the higherst executive of each of the Parties resident in Colombia in order to make a joint decision. If within sixty (60) calendar days following the presentation of the consultation the Parties arrive at an agreement or decision on the matter in question, this will be communicated to the Secretary of the Executive Committee who must call a meeting of this organism within fifteen (15) calendar days following the receipt of the communication and the members of said Committee are obligated to ratify this agreement or decision in said meeting. ----------------------------
10.2 If within sixty (60) calendar days following the date of presentation of the consulation the Parties do not arrive at an agreement on the difference, the operations may be executed in accordance with Clause 21. ------------------ CLAUSE 21 - OPERATIONS UNDER THE RISK OF ONE OF THE PARTIES -------------------
21.2 If at any time one of the Parties wishes to drill an Exploitation Well not approved in the operating program, it will notify the other Party in writing no less than thirty (30) calendar days prior to the next meeting of the Executive Committee of his desire to drill said well including information such as location, recommendation for drilling, depth and estimated costs. The Operator will include said proposal among the points to be dealt with in the next meeting of the Executive Committee. If this proposal is approved by the Executive Committee, said well will be drilled charged to the Joint Account. If said proposal is not accepted by the Executive Committee, the Party that wishes to drill the stated well, who hereinafter will be called the participating Party, will have the right to drill, finish, produce or abandon said well at his exclusive cost and risk. The Party who does not wish to participated in the above operation will be called the non-participating Party. The participating Party must commence the drilling of said well within one hundred eighty (180) days following the rejection by the Executive Committee. If the drilling does not commence within this period, it must be submitted for consideration again by the Executive Committee. Upon request by the participating Party, the Operator will drill the above stated well to the account and risk of the participating Party, provided that in the judgement of the Operator this operation does not interfere with the normal development of the operations of the field, after advance payment to the Operator, by the participating Party, of the sums that the Operator deems necessary to carry out the drilling. In the event that said well cannot be drilled by the Operator without interfering with normal development of the operations, the participating Party will have the right to drill said well directly or through a competent service company and, in the latter case, the participating Party will be responsible for said operation, without interfering in the development of the normal operations of the field. --------------------------------------------------------------------
21.2 If the well referred to in Clause 21 (Paragraph 21.1) is completed as a producer, it will be administered by the Operator and the production of said well, after deducting the royalties dealt with in Clause 13, will be owned by the participating Party who will pay all the costs of operating said well until the net value of production, after deducting production, collection, storage, transport and other similar costs and sales costs, is equal to two hundred percent (200%) of the drilling and finishing costs of said well, which starting at that time and for purposes of this contract will be owned by the Joint Account as if it had been drilled with the approval of the Executive Committee to the account of the Parties. For purposes of this clause, the value of each barrel of Oil produced at said well, during one calendar month, before deducting the above mentioned costs, will be the average price per barrel that the participating Party receives from the sales of his share in the Oil produced in the Contracted Area during the same month. ----------------------------------------
21.3 If at any time one of the Parties wishes to recondition, deepen or plug a well that is not in commercial production or that is a dry well that has been drilled by the Joint Account, and if these operations have not been included in a program approved by the Executive Committee, said Party will give notice to the other Party of its intention to recondition, deepen or plug the stated well. If there is no equipment at the site, the procedure stipulated in Clause 21 (Paragraphs 21.1 and 21.2) will be applied. If there is at the site adequate equipment for carrying out the proposed operations, the Party that receives the notification of the operations that the other Party wishes to carry out will have forty-eight (48) hours counted starting from the receipt of the notice, to approve or disapprove the operation, and if during this term no response whatsoever is received, it is understood that the operation will be done to the account and risk of the Joint Account. If the proposed work is done to the sole account and risk of a participating Party, the well will be administered subject ot Clause 21 (Paragraph 21.2). ----------------------------------------
21.4 If at any time one of the Parties wishes to build new facilities for the extraction of liquids from the gas and for transport and exportation of Oil, which will be called additional facilities, said party will notify the other in writing giving the following information: ---------------------------------------------------------------
21.4.1 General description, design, specifications and estimated costs of the additional facilities. ------------------------------------------------------
21.4.2  Projected capacity. -------------------------------------------------
21.4.3 Approximate date of commencement of the construction and duration of the same. Within ninety (90) days counted starting from the date of notification, the other Party, by means of written notice, has the right to decide if it will participate in the projected additional facilities. In the event that said party opts to not participate in the additional facilities, or does not reply to the proposal of the participating Party, who hereinafter will be called building Party, the latter may proceed with the additional facilities and order the Operator to build, operate and maintain said facilities to the exclusive cost and risk of the building Party, without prejudice to the normal development of the Joint Operations. The buliding party may negotiate with the other Party the use of sale facilities for the Joint Operation. During the time in which the facilities are operated to the account and risk of the building party, the Operator will charge the latter for all the operating and maintneance costs of the additional facilties in accordance with generally accepted accounting standards. ----------------------------------------------
CHAPTER V - JOINT ACCOUNT-----------------------------------------------------
CLAUSE 22 - MANAGEMENT -------------------------------------------------------
22.1 Without prejudice to that which is stipulated in other clauses in this contact, the expenses for Exploration Work will be to the account and risk of THE ASSOCIATE. ---------------------------------------------------------------
22.2 From the time when the existence of a Commercial Field is accepted by the parties, and subject to the provisions of Clause 5 (Paragraph 5.2) and Clause
13 (Paragraphs 13.1 and 13.2), the ownership of the right or interest in the Operation of the Contracted Area will be divided as follows: EXOPETROL fifty percent (50%) and THE ASSOCIATE fifty percent (50%). From this point on all the expenses, payments, investments, costs and obligations that are made anc contracted for carrying out the operations, in conformity with this contract, and the investments made by THE ASSOCIATE before and after the recognition of a Commercial Field, in drilling and finishing of the wells that have resulted producers in the field, will be charged to the Joint Account. Except for that set forth in Clauses 14 (Paragraph 14.3) and 21, all the property acquired or used thereinafter for the fulfillment of the activities of the operation of the Commercial Field will be paid for and belong to the Parties, in the same proportion described in this clause. ---------------------
22.3 In the first five (5) days of each month, the Parties will supply to the Operator, in the bank that the letter designates, the quota that corresponds to them of the budget, in accordance with the needs and in the currency in which the expenses must be paid, that is, in Colombian pesos or in United States dollars, as has been requested by the Operator in conformity with the programs and budgets approved by the Executive Committee. When THE ASSOCIATE does not have available the Colombian pesos needed to cover the quota that corresponds to it in its contribution in that currency, ECOPETROL will have the right to supply said pesos and to receive the credit for the contributions that it must make in dollars, liquidated at the representative market exchange rate certified by the Banking Superintendency for the day on which ECOPETROL must make the corresponding contribution, when said transaction is permitted by legal dispositions. -----------------------------------------------------------
22.4 The Operator will present to the Parties on a monthly basis, and within thirty (30) calendar days following the end of each month, a monthly statement in which he will show the sums advanced, the expenses paid, the obligations pending and a report of all the charges and credits made to the Joint Account, report which will be prepared in accordance with Appendix "B". If the payments dealt with in Clause 22 (Paragraph 22.3) are not made within the term provided and the Operator decides to cover them, the late Party will pay Commercial Interest, in the same currency in which the payment has been incurred, during the time of delay.---------------------------------------------
22.5 If one of the Parties does not contribute, on a timely basis, to the Joint Account the sums that correspond to it, starting from that date said
Party will be deemed a late Party and the other Party as the prompt Party. If the prompt Party has made the contribution corresponding to the late Party, in addition to its own, said Party will have the right after sixty (60) days of late payment, to have the Operator deliver to it the entirety of the share of the late Party, in the Contracted Area (excluding the percentage corresponding to royalties), up to the amount of production that allows the prompt Party a net income from sales made equal to the amount not paid by the late Party, plus annual interest equal to the Commercial Interest starting from sixty (60) days following the date on which the late payment beings. "Net income" is understood to be the difference between the sale price of the oil taken by the prompt Party, less the cost of transporting, storage, loading and other reasonable expenses paid by the prompt Party in the sale of the products taken. The right of the prompt Party may be exercised at any time after thirty (30) days from notification in writing to the late Party of its intention to take part or the entirety of the production corresponding to the late Party. --------------------
22.6.1 All the Direct Expenses of the Joint Operation will be charged to the Parties in the same proportion in which production is distributed after royalties.----------------------------------------------------------------------
22.6.2 Indirect Expenses will charged to the Parties in the same proportion established for Direct Expenses in Paragraph 22.6.1 of this clause. The amount of these expenses will be the result of taking the total annual value of the investments and expense (excluding technical and administrative support) and applying to it the equation a + m (X-b). In this equation "X" is the total value of the investments and annual expenses, and "a", "m" and "b" are constants whose values are set out in the following table with regards to the amount of the annual investments and expenses:------------------------------------------------

        AMOUNT OF INVESTMENTS AND EXPENSES                       VALUES OF THE CONSTANTS
                      "X"              (US$)            "a"(US)$        m(frac.)      "b"(US$)
1.                              0       25,000,000                0       0.10                  0
2.                     25,000,001       50,000,000        2,500,000       0.08         25,000,000
3.                     50,000,001      100,000,000        4,500,000       0.07         50,000,000
4.                    100,000,001      200,000,000        8,000,000       0.06        100,000,000
5.                    200,000,001      300,000,000       14,000,000       0.04        200,000,000
6.                    300,000,001      400,000,000       18,000,000       0.02        300,000,000
7.                    400,000,001            on up       20,000,000       0.01        400,000,000

The equation will be applied one time per year in each case with the value of the constants that correspond to the total value of annual investments and expenses.-----------------------------------------------------------------------
22.7 The monthly statements of account dealt with in Clause 22 (Paragraph 22.4) may be reviewed or objected to by either of the Parties from the time when they are received by them and up to two (2) years after the end of the calendar year to which they correspond, clearly specifying the items corrected or objected to and the corresponding reasons. Any account that has not been
corrected or    objected to within this period will be deemed final and
correct.------------------------------------------------------------------------
22.8 The Operator will keep accounting records, vouchers and reports for the Joint account in Colombian pesos, in accordance with Colombian laws and every charge or credit to the Joint Account will be made in accordance with the accounting procedure established in Appendix "B", which forms part of this contract. In the event of a discrepancy between said accounting procedure and that set forth in this contract, the stipulations of the latter will prevail.------------------------------------------------------------------------
22.9 The Operator may realize the sales of materials or equipment during the first twenty (20) years of the Exploitation Period to the benefit of the Joint Account, when the amount of that sold does not exceed five thousand United States dollars (US$5,000) or its equivalent in Colombian pesos. This type of operations, per calendar year, may not exceed the sum of fifty thousand United States dollars (US$50,000) or its equivalent in Colombian currency. The sales that surpass these amounts or those of real estate must be approved by the Executive Committee. The sale of said materials or equipment will be done at a reasonable commercial price in accordance with the use conditions of the goods.--------------------------------------------------------
22.10 All machinery, equipment or other goods or movable elements acquired by the Operator for the execution of this contract charged to the Joint Account, will be owned by the Parties equally. However, in the event that one of the Parties has decided to terminate its interest in the contract before the first seventeen (17) years of the Exploitation Period have elapsed, with the exception of that set forth in Clause 25, said Party is obligated to sell to the other, part or all of its interest in said elements at a reasonable commercial price or its book value, whichever is lower. In the event that the other Party does not wish to buy them within ninety (90) days following the formal offer for sale that is made, the Party who wishes to retire will have the right to assign the interest that corresponds to it in said machinery, equipment or elements to a third party. If THE ASSOCIATE decides to retire after seventeen (17) years of the Exploitation Period have elapsed, its rights in the Joint Operation will pass without cost to ECOPETROL, after its acceptance.--------------------------- CHAPTER VI - DURATION OF THE CONTRACT-------------------------------------------
CLAUSE 23 - MAXIMUM DURATION----------------------------------------------------
This contract will have a maximum duration, starting from its Effective Date, of twenty-eight (28) years, distributed as follows: up to six (6) years as Exploration Period in conformity with Clause 5, without prejudice to that which is stipulated in Clause 9 (Paragraphs 9.3 and 9.8) and twenty-two (22) years as Exploitation

Period counted starting from the ending date of the Exploration Period. It is understood that in the events contemplated in this contract, in which the Exploration period is extended, in no case will the total term be extended for more than twenty-eight (28) years.----------------------------------------------
Paragraph: If after accepting the commercialness of one or more fields, THE ASSOCIATE continues fulfilling the exploratory obligations agreed to in Clause 5, it may simultaneously proceed with the exploitation of said fields before the Exploration Period defined in Clause 4, Paragraph 4.19, ends, but only starting from the date of expiration of the latter will the exploitation Period of 22 years begin to be counted.------------------------------------------------------
CLAUSE 24 - TERMINATION---------------------------------------------------------
This contract will terminate in any of the following cases:---------------------
24.1 Due to elapsation of the Exploration period without THE ASSOCIATE having discovered a Commercial Field, except for that which is stipulated in Clauses 9 (paragraphs 9.5 and 9.8) and 34.
24.2 When the time of duration of the contract, stipulated in clause 23, has passed.-------------------------------------------------------------------------
24.3 At any time by will of THE ASSOCIATE, after fulfilling its obligations dealt with in Clause 5 and others contracted in conformity with this contract.-----------------------------------------------------------------------
24.4 For the special causes dealt with in Clause 25.-------------------------- CLAUSE 25 - CAUSES FOR UNILATERAL TERMINATION-----------------------------------
25.1 Unilaterally, ECOPETROL may declared this contract terminated, at any time before the expiration of the period agreed to in Clause 23, in the following cases:----------------------------------------------------------------
25.1.1   Dissolving of THE ASSOCIATE and its assignees.-------------------------
25.1.2 If THE ASSOCIATE or its assignees transfer this contract, in whole or in part, without fulfilling that which is set forth in Clause 27.---------------
25.1.3 Due to the financial incapacity of THE ASSOCIATE and its assignees, which is presumed when there is a judicial declaration of bankruptcy or a creditor's agreement is ordered judicially. -----------------
25.1.4 Due to the non-performance of the obligations contracted by THE ASSOCIATE in conformity with this contract. ------------------------------------ At the expiration of each of the periods contemplated for the performance of the exploratory obligations, THE ASSOCIATE will present a written report which shows the performance of the obligations of the respective period. In the event that these have not been performed, the Operator will have a period of sixty (60) calendar days to complete them diligently according to good oil practices. If this period is not sufficient, the Parties may, by mutual agreement, establish an additional period for said performance. If at the end of this time, all the work agreed to has not yet been done, the Operator will be deemed in breach of contract and in consequence ECOPETROL may proceed in conformity with that which is established in Clause 25.3. -------------------------------------------------
25.2 In the event of a unilateral declaration of termination, the rights of THE ASSOCIATE stated in this contract, as an interested Party as well as Operator, if at the time of the declaration of the unilateral termination THE ASSOCIATE acting in both capacities, will cease. -------------------------------
25.3 ECOPETROL may not unilaterally declare this contract terminated, but rather after sixty (60) calendar days of having notified THE ASSOCIATE or its assignees in writing, clearly specifying the causes invoked to make said declaration and only if the other Party has not presented satisfactory explanations to ECOPETROL or if THE ASSOCIATE has not corrected the failure to perform the contract, without prejudice to the right of THE ASSOCIATE to the legal recourse that it deems convenient. ---------------------------------------
CLAUSE 26 - OBLIGATIONS IN THE EVENT OF TERMINATION ----------------------------
26.1 The contract being terminated in accordance with Clause 24, in its Exploration Period or Exploitation Period, THE ASSOCIATE will leave the wells in production that on said date are producers and will deliver the buildings, pipelines, transfer lines and other real estate of the Joint Account (located in the Contracted Area), all of which will pass without cost to ECOPETROL with the easements and property acquired in benefit to the contract, even though the ones or the others are found outside the Contracted Area. -----------------------------------------------------------
26.2 If this contract terminates for any cause after having passed the first seventeen (17) years of the Exploitation Period, all the interest of THE ASSOCIATE in the machinery, equipment or other goods or movable elements used or acquired by THE ASSOCIATE or by the Operator for the execution of this contract will pass without cost to ECOPETROL. -------------------------------------------
26.3 If this contract terminates before the seventeen (17) years of the Exploitation Period, that which is stipulated in Clause 22 (Paragraph 22.1) will be fulfilled. ------------------------------------------------------------------
26.4 In the event that this contract terminates by unilateral declaration, given at any time, all the movable and immovable property acquired to the exclusive benefit of the Joint account will pass without cost to ECOPETROL. ----
26.5 This contract having terminated for any cause and at any time, the Parties have the obligation to satisfactorily fulfill their legal obligations one to another and to third parties and those contracted in this contract. ----- CHAPTER VII - MISCELLANEOUS PROVISIONS -----------------------------------------
CLAUSE 27 - RIGHTS OF ASSIGNMENT -----------------------------------------------
27.1 THE ASSOCIATE will have the right to assign or transfer, in whole or in part, its interests, rights and obligations in the association contract to another person, company or group, with the prior approval of the Ministry of Mines and Energy and the President of the Empresa Colombiana de Petroleos, ECOPETROL. ---------------------------------------------------------------------
In consequence, any plan that implies the assignment or transfer, in whole or in part, of the interests, rights and obligations in the contract, must be make known to the Ministry of Mines and Energy and the President of the Empresa Colombiana de Petroleos - ECOPETROL, by written certificate of THE ASSOCIATE, indicating the essential elements of the deal, such as the likely assignee, amount, interests, rights and obligations to be assigned, scope of the operation, etc. Within the following thirty (30) business days, the Ministry of Mines and Energy and the President of the Empresa Colombiana de Petroleos, ECOPETROL, will exercise the discretionary faculty to analyze the qualities of the possible assignees, after which they will make their decision without being obligated to present reasons. In any case, the criteria of the Ministry of Mines and Energy will prevail. ----
27.2 If more than thirty (30) business days, counted starting from the date of receipt of the request by the Ministry of Mines and Energy, without THE ASSOCIATE having received a response, it is understood for all effects, that the request has been approved. -----------------------------------------------------
27.3 The assignments that are made during the Exploration Period between companies legally established in Colombia, will not be subject to the above process and they will be formalized by means of the written authorization from the Empresa Colombiana de Petroleos, ECOPETROL, and the signing of the respective document. -----------------------------------------------------------
27.4 The changes or modifications that occur in the contractual relationships of THE ASSOCIATE with the Empresa Colombiana de Petroleos, ECOPETROL, as a consequence of direct total or partial negotiations of interests, quotas or shares in THE ASSOCIATE will also be subject to the process for approval by the Ministry of Mines and Energy and the President of the Empresa Colombiana de Petroleos, ECOPETROL. ----------------------------------------------------------
27.5 Nevertheless, said changes or modifications will not require the authorization by the Ministry of Mines and Energy and the Empresa Colombiana de Petroleos in the following cases: ----------------------------------------------
27.5.1   When the transactions are done on the open stock exchange or market. --
27.5.2 If dealing with assignments or transfers resulting from events beyond the power of THE ASSOCIATE or of the companies that control or direct it, such as government decisions, judicial sentences, partition and awarding of assets and auctions. ----------------------
27.5.3 When the negotiations are entered into between the companies that control or direct THE ASSOCIATE, or the affiliates or subsidiaries of these, or between companies that make up one same economic group, in which cases it will be sufficient to report the assignment or transfer in a timely manner to the Ministry of Mines and Energy and the Empresa Colombiana de Petroleos,
ECOPETROL. ---------------------------------------------------------------------
27.6 Except for the above cases, the realization of any of the assignments, transfers, negotiating, transactions or operations dealt with in this clause without the prior approval of the Ministry of Mines and Energy and the president of the Empresa Colombiana de Petroleos, ECOPETROL, when this is needed, will give rise to the application of that set forth in Clause 25 of the association contract. ----------------------------------------------------------------------
27.7 The operations that are carried out in fulfillment of this clause, and that, in conformity with the Colombian tax laws, are taxable, will pay the corresponding taxes. -----------------------------------------------------------
CLAUSE 28 - DISAGREEMENTS ------------------------------------------------------
28.1 In every case in which a discrepancy or contradiction in the interpretation of the clauses of this contract with regards to those contained in Appendix "B" called "Operating Agreement", the stipulations of the former will prevail. ------------------------------------------------------------------
28.2 The disagreements that arise between the parties on matters of law related to the interpretation and execution of the contract and that cannot be settled in a friendly manner, will be submitted to the hearing and decision of the jurisdictional branch of the Colombian public power. -----------------------
28.3 Every difference of fact or of a technical nature that occurs between the parties from the interpretation or application of this contract and that cannot be settled in a friendly manner, will be submitted to the final decision of experts, named as follows: one by each party and the third, by mutual agreement of the principal experts named. If these cannot reach an agreement on the designation of the third, the latter will be named by request of either of the Parties, by the Board of Directors of the Colombian Society of Engineers "CSE", which has its offices in Santafe de Bogota. --------------------------------------------------
28.4 Every difference of an accounting nature that arises between the Parties and that cannot be settled in a friendly manner, will be submitted to the decision of experts, who must be certified public accountants, as follows: one by each Party and the third, by mutual agreement of the two main experts and, failing an agreement between the latter and upon request by either of the Parties, said third expert will be named by the Central Board of Accountants of Bogota. ------------------------------------------------------------------------
28.5 Both Parties state that the decision of the experts will have the effect of a settlement between them and, in consequence, said decision will be final. -------------------------------------------------------------------------
28.6 In the case of a disagreement between the Parties on the technical, accounting or legal nature of the dispute, this will be deemed legal and Clause 28 (Paragraph 28.2) will be applied. -------------------------------------------
CLAUSE 29 - LEGAL REPRESENTATION -----------------------------------------------
Without prejudice to the rights that THE ASSOCIATE legally has as a result of legal dispositions or the clauses of this contract, ECOPETROL will represent the Parties before the Colombian authorities for that referring to the exploitation of the Contracted Area provided that this must be done, and it will supply to the government functionaries and entity all the data and reports that they may legally require. The Operator will be obligated to prepare and supple to ECOPETROL the corresponding reports. The expenses that ECOPETROL incurs in order to attend to any matter to which this clause refers, will be charged to the Joint Account and when said expenses exceed two thousand five hundred United States dollars (US$2,500) or its equivalent in Colombian currency, the prior approval of the Operator is required. The Parties state, for any relationship with third parties, that neither that which is established in this clause, nor in any other contract, implies the granting of a general power nor that the Parties have constituted a civil or commercial partnership or other relationship under which, either of the Parties may be deemed as jointly responsible for the acts or omissions of the other Party or have the authority or mandate that can commit the other Party with regards to any obligation whatsoever. This contract is related to the operations within the territory of the Republic of Colombia and although ECOPETROL is an industrial and commercial enterprise of the Colombian State, the Parties are in agreement that THE ASSOCIATE, in such case, may elect to be excluded from the application of all the dispositions in Sub-Chapter K, titled PARTNERS AND PARTNERSHIPS of the Internal Revenue Code of the United States of America. THE ASSOCIATE will make said election in its name in the appropriate manner. --------------------------- CLAUSE 3 - RESPONSIBILITIES ----------------------------------------------------
30.1 The Operator will carry out the operations subject of this contract in an efficient and adequate manner and in accordance to the practices of the oil industry internationally recognized for this type of operations, being understood that at no time will it be responsible for errors of judgement or for losses or damage that were not the result of gross negligence of the Operator. ----------------------------------------------------------------------
30.2 The responsibilities that ECOPETROL and THE ASSOCIATE contract with regards to this contract vis-a-vis third parties will not be joint and several and, in consequence, each Party will be separately responsible for its share in expenses, investments and obligations that are a consequence of these. ---------
30.2 For the amount of the expenses which the Operator incurs and the contracts that it enters into for amounts greater then forty thousand United States dollars (US$40,000) or it equivalent in Colombian pesos without their having been authorized in a timely manner by the Executive Committee, except for the suppositions regulated in Clause 11 (Paragraph 11.7), the only one responsible to third parties will be the Operator, who therefore will assume the entirety of the corresponding amount. When the expense in question is accepted by the Executive Committee, the Operator will paid for the value of the work, study or purchase, in accordance with the norms that the Executive Committee defines. In the event that the expense or good is not accepted by the Executive Committee, the Operator, if possible, may remove the good in question, reimbursing the partners for any cost that its removal may cause to the operation. When it is not possible for the Operator to remove said goods, or it declines to do so, the benefit or capital increase resulting from these expenses or contracts will belong to the parties in proportion to their Interest in the Operation. --------
30.4 Ecological Control. THE ASSOCIATE, in performing all the activities of the contract, must comply with that disposed by the National Code on Renewable Natural Resources and Protection of the Environment and other legal dispositions on the matter. To this end, THE ASSOCIATE is obligated to execute a permanent plan of a preventive nature in order to guarantee the preservation and restoration of the natural resources within the areas in which Exploration, Exploitation and Transport Works object of this contract are carried out. ------ Said plans and programs must be divulged by THE ASSOCIATE to the communities and entities of a national and regional order related to this manner. -------------- Likewise, specific contingency plans must be established to meet the emergencies that may occur and carry out the remedial actions that may be relevant. To this effect, THE ASSOCIATE must coordinate said plans and actions with the competent entities. ----------------------------------------------------------------------
The programs and respective budgets must be prepared by THE ASSOCIATE in conformity with the corresponding clauses of this contract. --------------------

All the costs that are caused will be assumed by THE ASSOCIATE in the Exploration Period and by both Parties charged to the Joint Account in the Exploitation period. -----------------------------------------------------------
CLAUSE 31 - TAXES, ASSESSMENTS AND OTHERS---------------------------------------
The assessments and rates that are caused after the establishment of the Joint Account and before the parties receive their share in production which are imputable to the exploitation of the Oil, will be charged to the Joint Account. Income, capital and complementary taxes will be charged exclusively to each of the Parties for the part corresponding to each. -------------------------------- CLAUSE 32 - PERSONNEL ----------------------------------------------------------
32.1 After consultation with ECOPETROL, THE ASSOCIATE will designate the Manager of the Operator. -------------------------------------------------------
32.2 In accordance with the terms of this contract and subject to the norms that are established, the Operator will have the autonomy to designate the personnel that is required for the operations referred to in this contract, begin able to set their remuneration, functions, categories, number and conditions. The Operator will adequately and diligently train the Colombian personnel that is required to replace the foreign personnel that the Operator deems necessary for the realization of the operations of this contract. In every case the Operator must comply with the legal dispositions that set the proportion of domestic and foreign employees and workers. ----------------------
32.3 Technology Transfer. THE ASSOCIATE is obligated to proceed with a training program, at its cost, directed towards professionals from EXOPETROL in areas related to the development of the contract. --------------------------- For fulfilling this obligation in the Exploration period, the training may be, among others, in the areas of geology, geophysics and related areas, evaluation of reserves and characterization of deposits, drilling and production. The training will be carried out during the entire initial exploration period and its extension, by means of integrating the professionals that ECOPETROL designates to the work group that THE ASSOCIATE organizes for the Contracted Area or for other related activities of THE ASSOCIATE. ---------------------------------------------------
In order to opt for the withdrawal dealt with in Clause 5 of this contract, THE ASSOCIATE must have fulfilled the training programs contemplated herein. ------- In the Exploitation Period, the scope, duration, place, participants, training conditions and other aspects will be established by the Executive Committee of the Association. ---------------------------------------------------------------
All the costs of the training, with the exception of labor costs that are caused to the favor of the professionals who receive them, will be assumed by THE ASSOCIATE in the Exploration Period and by both Parties charged to the Joint Account in the Exploitation Period. --------------------------------------------
PARAGRAPH: In order to fulfill the obligations on Technology Transfer in accordance with that set forth herein, during the first three years of the Exploration Period and for each year, THE ASSOCIATE is committed to carrying out training programs directed towards professionals from ECOPETROL and whose cost does not exceed US$40,000 per year. The topic and type of program will be agreed to beforehand by ECOPETROL and THE ASSOCIATE. In the event that the Exploration Period is extended, the training will consist of programs similar to those set forth herein. ------------------------------------------------------------------
32.4 Pursuant to this contract, the Operator, during the Exploitation Period, will have the right to execute any work by means of contractors, subject to the faculty that the Executive Committee has to approve the contracts whose value exceeds forty thousand United States dollars (US$40,000) or its equivalent in Colombian currency. ------------------------------------------------------------
The Operator will take all the insurance that Colombian laws require. Likewise, it will require of each contractor that performs any work in developing this contract, the obtaining and maintaining in effect the insurance that the Operator deems necessary. In like manner, the Operator will take the other insurance that the Executive Committee deems convenient. --------------------------------------------------------------
CLAUSE 34 - FORCE MAJEURE OR ACT OF GOD ----------------------------------------
The obligations referred to in this contract will be suspended during the time in which either of the Parties is unable to fulfill them, in whole or in parte, due to unforeseen events that constitute force majeure or acts of God, such as strikes, closings, wars, earthquakes, floods or other catastrophes, governmental laws or regulations or decrees that impede the obtaining of indispensable material and, in general, any non-financial reason that truly impedes the works, even when they have not been listed above, but which affect the Parties and which are beyond their control. If one of the Parties cannot, due to force majeure or act of God, comply with the obligations of this contract, it must notify the other Party immediately, for its considerations specifying the causes of the impediment. In no case may occurrences of force majeure or acts of God extend or prolong the total period of exploration and exploitation for more than twenty-eight (28) calendar years counted starting from the Effective Date as stipulated in Clause 23, but any impediment from force majeure during the six
(6) years period of exploration indicated in Clause 5 whose duration is more than thirty (30) consecutive days will extend this six (6) year period for the same amount of time that the impediment lasts. --------------------------------- CLAUSE 35 - APPLICATION OF COLOMBIAN LAWS --------------------------------------
For all effects of this contract, the Parties set as domicile the city of Santa Fe de Bogota, Republic of Colombia. This contract is governed in all its party by Colombian laws and THE ASSOCIATE is subject to the jurisdiction of the Colombian courts and renounces attempting diplomatic claims for everything touching on its rights and obligations arising from this contract, except in the case of denial of justice. It is understood that there will be no denial of justice when THE ASSOCIATE as Party or Operator has had all the recourse and means of action in a timely manner that, in conformity with Colombian law, may be used before the jurisdictional branch of the public power. ------------------ CLAUSE 36 - NOTICES ------------------------------------------------------------
The notices or communications between the Parties in relation to this contract will require for their validity the stating of the relevant clauses and will be sent to the Parties at the following addresses: TO ECOPETROL: Carrera 13 No. 36-24, Santa Fe de Bogota, Colombia. TO THE ASSOCIATE: Carrera 13 No. 36-24, Santa Fe de Bogota, Colombia. TO THE ASSOCIATE: Carrera 7 No. 71-52,
Torre A, Piso 12, Santa Fe de Bogota, Colombia. Any change of address will be advised beforehand to the other Party. -----------------------------------------
CLAUSE 37 - VALUATION OF THE OIL -----------------------------------------------
The payments or reimbursements dealt with in Clauses 9 (Paragraphs 9.2 and 9.4) and 22 (Paragraph 22.5) will be made in United States dollars, or in Oil and the basis of the current price and the limitations established in Colombian legislation for the sale of the portion payable in dollars of Oil or Natural Gas from the Contracted Are whose destination is refining in national territory. --- CLAUSE 38 - PRICES OF THE OIL --------------------------------------------------
38.1 The Oil that corresponds to THE ASSOCIATE in developing this contract, which is destined for internal refining or supply, will be paid placed at the refinery that must process it or at the receiving station that the Parties agree upon, in the following manner: -------------------------------------------------
38.1.1 Gas will be paid in accordance with Resolution No. 029 of 1995, issued by the Commission for Regulating Energy and Gas or the governmental regulations that substitute it. ------------------------------------------------------------
38.1.2 Crude oil will paid in accordance with Resolution No. 013 of December 14, 1992, issued by the National Energy Commission, or the governmental regulations that substitute it. -----------------------------------
38.2 The differences that arise from the application of this clause will be settled by the systems established in this contract. ------------ CLAUSE 39 - DELEGATION AND ADMINISTRATION --------------------------------------
The PRESIDENT of the EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL - delegates to the Vice-president of Associate Operations the administration of this contract, in conformity with the regulatory statutes and dispositions of ECOPETROL, with powers to execute all the matters inherent in the performance of the contract. ----------------------------------------------------------------------
CLAUSE 40 - VALIDITY -----------------------------------------------------------
This contract requires for its validity the approval of the Ministry of Mines and Energy. --------------------------------------------------------------------
In witness hereof it is signed in Santa Fe de Bogota, before witnesses on the twenty-one (20th) day of the month of September of nineteen hundred ninety-five
(1995). ------------------------------------------------------------------------

                        EMPRESA COLOMBIANA DE PETROLEOS
                                   ECOPETROL

                               Signed (illegible)
                          LUIS BERNARDO FLORES ENCISO
                                   President

                          ARGOSY ENERGY INTERNATIONAL

                               Signed (illegible)
                                 DOUGLAS 2. FRY
                              Legal Representative

                                NEO ENERGY INC.

                               Signed (illegible)
                                 ROLAND SUTTILL
                                    Manager

                                     INDEX

                                                                                          Page
CHAPTER I - GENERAL PROVISIONS..........................................................    2

CLAUSE 1 - OBJECT OF THE CONTRACT.......................................................    2

CLAUSE 2 - APPLICATION OF THE CONTRACTS.................................................    3

CLAUSE 3 - CONTRACTED AREA..............................................................    3

CLAUSE 4 - DEFINITIONS..................................................................    5

CHAPTER II - EXPLORATION................................................................    6

CLAUSE 5 - TERMS AND CONDITIONS.........................................................    8

CLAUSE 6 - SUPPLY OF INFORMATION DURING EXPLORATION.....................................    9

CLAUSE 7 - EXPLORATION BUDGET AND PROGRAMS..............................................   10

CLAUSE 8 - RETURN OF AREAS..............................................................   10

CHAPTER III - EXPLOITATION..............................................................   11

CLAUSE 9 - TERMS AND CONDITIONS.........................................................   11

CLAUSE 10 - TECHNICAL CONTROL OF THE OPERATIONS.........................................   15

CLAUSE 11 - EXPLOITATION PROGRAMS AND BUDGETS...........................................   15

CLAUSE 12 - PRODUCTION..................................................................   17

CLAUSE 13 - ROYALTIES...................................................................   19

CLAUSE 14 - DISTRIBUTION AND AVAILABILITY OF THE OIL....................................   19

CLAUSE 15 - USE OF GAS..................................................................   24

CLAUSE 16 - UNIFICATION.................................................................   24

CLAUSE 17 - SUPPLYING OF INFORMATION AND INSPECTION DURING EXPLOITATION.................   25

CHAPTER IV - EXECUTIVE COMMITTEE........................................................   25

CLAUSE 18 - CONSTITUTION................................................................   25

CLAUSE 19 - FUNCTIONS...................................................................   26

CLAUSE 20 - DECISION IN THE EVENT OF DISAGREEMENT IN THE OPERATION......................   28

CLAUSE 21 - OPERATION UNDER THE RISK OF ONE OF THE PARTIES..............................   28

CHAPTER V - JOINT ACCOUNT...............................................................   31

CLAUSE 22 - MANAGEMENT..................................................................   31

CHAPTER VI - DURATION OF THE CONTRACT...................................................   35

CLAUSE 23 - MAXIMUM DURATION............................................................   35

CLAUSE 24 - TERMINATION.................................................................   36

CLAUSE 25 - CAUSES FOR UNILATERAL TERMINATION...........................................   36

CLAUSE 26 - OBLIGATIONS IN THE EVENT OF TERMINATION.....................................   37

CHAPTER VII - MISCELLANEOUS PROVISIONS..................................................   38

CLAUSE 27 - RIGHTS OF ASSIGNMENT........................................................   38

CLAUSE 28 - DISAGREEMENTS...............................................................   40

CLAUSE 29 - LEGAL REPRESENTATION........................................................   41

CLAUSE 30 - RESPONSIBILITIES............................................................   42

CLAUSE 31 - TAXES, ASSESSMENTS AND OTHERS...............................................   44

CLAUSE 32 - PERSONNEL...................................................................   44

CLAUSE 33 - INSURANCE...................................................................   45

CLAUSE 34 - FORCE MAJEURE OR ACT OF GOD.................................................   46

CLAUSE 35 - APPLICATION OF COLOMBIAN LAWS...............................................   46

CLAUSE 36 - NOTICES.....................................................................   47

CLAUSE 37 - VALUATION OF THE OIL........................................................   47

CLAUSE 38 - PRICES FOR THE OIL..........................................................   47

CLAUSE 39 - DELEGATION AND ADMINISTRATION...............................................   48

CLAUSE 40 - VALIDITY....................................................................   48

                        EMPRESA COLOMBIANA DE PETROLEOS

     Calculation of Area, Direction and Distance starting from Gauss Coordinates. Origin 3 degree WEST OF SANTA FE DE BOGOTA

               Table of Data and Results for the YURUYACO Sector
                  Jurisdiction Municipalities of .............
                        Departments of .................

POINT     NORTH COORD.     EAST COORD.      DISTANCE     DIF. NORTHS     DIF. EASTS     DIRECTION
A           618500.00       1098000.00     6000.000        6000.000          0.000      0 0'0''.000 mil.N

B           624500.00       1098000.00     8139.410        5500.000       6000.000      47 29'22''0.391mil.NE

C           630000.00       1104000.00     4000.000           0.000       4000.000      90 0'0''0.000 mil.E

D           630000.00       1108000.00     6000.000       -6000.000          0.000      0 0'0''0.000 mil.S

E           624000.00       1108000.00     4000.000           0.000       4000.000      90 0'0''0.000 mil.E

F           624000.00       1112000.00     6000.000       -6000.000          0.000      0 0'0''0.000 mil.S

G           618000.00       1112000.00     6000.000           0.000      -6000.000      90 0'0''0.000 mil.W

H           618000.00       1106000.00     10801.899      -7258.170      -8000.000      47 47'0''0.404 mil.SW

I           610741.83       1098000.00     7758.170        7758.170          0.000      0 0'0''0.000 mil.N

A           618500.00       1098000.00

                    AREA OF THE POLYGON 15,653 HAS 2,680 M2

VERTEX:    YAPURAMIA-1323                        TO POINT "A":
           Lat. 01 degree 09'28''.651            DISTANCE: 5,291.29 m.
           Long. 76 degrees 14'49''.675          DIRECTION: S 79 degrees 04'30''.597 E

           North   619,502,81 meters
           East   1,092,804.61 meters

Prepared:  C. Zapata B. June-95

EMPRESA COLOMBIANA DE PETROLEOS
ECOPETROL

                          ANNEX B OPERATING AGREEMENT
         ATTACHED TO THE ASSOCIATION CONTRACT FOR THE "YURUYACO" SECTOR

Entered into between the Empresa Colombiana de Petroleos - ECOPETROL, ARGOSY ENERGY INTERNATIONAL, NEO ENERGY INC. with an effective date of the nineteenth
(19th) of November of nineteen hundred and ninety-five (1995) which hereinafter will be called The Contract. ---------------------------------------------------

                           PART I - TECHNICAL ASPECTS
                           Section One - Exploration
CLAUSE 1 - SUPPLYING OF INFORMATION DURING EXPLORATION. The geological and geophysical information that THE ASSOCIATE must deliver to ECOPETROL must be given following international standards accepted by the industry, compatible with the standards used by ECOPETROL in order to allow regional evaluations of the sedimentary basins. As a complement to that which is established in Clause 6 (Paragraph 6.2) of The Contract, the Operator will remit to ECOPETROL, as it is obtained, the following information related to the exploratory activities that THE ASSOCIATE carries out. -----------------------------------------------------
1.1   Programs and Budgets to be developed, before they are executed. ----------
1.2 Seismic sections processed for each line, obtained on two scales, along with an interpretation report which contains: information used, background, seismic programs, geological information and geophysical, geological and economic considerations that support the conclusions and technical recommendations. ---------------------------------------------------------------
1.3 Two (2) sets of magnetic tapes corresponding to the seismic lines, one with de-multiplexed data and the other with stacked data, with their supporting documentation and processing report. In the case of vibrators, a copy of the field tape must be sent instead of the de-multiplexed one.
1.4 Map of the trigger points of the seismic programs, in reproducible sepia and a copy, with the data on coordinates and elevations. This information must also be delivered on magnetic tapes. -------------------------------------------
1.5 Magnetic, gravimetric profiles and residual maps in reproducible originals, copies and magnetic tapes with all the supporting data generated.
1.6 Seismic, gravimetric and magnetometric interpretation report, along with all the sections, profiles and maps interpreted, presented in accordance with the standards that ECOPETROL established for this information. -----------------
1.7 Geological, structural, isopaque, isolith, face, seismic, etc. maps of the area of The Contract, in reproducible sepia and copies to the scales established by ECOPETROL for each basis. ---------------------------------------------------
1.8 For drilling of the wells: before commencing drilling of the well: intention to drill (Form 4 CR), drilling program, map locating the well, and geological prognosis, duly approved by the Ministry of Mines and Energy. The location of the Exploration Wells must be referenced to the seismic maps that served to define the prospect. In each Exploration or stratigraphic well that is drill in the Contract Area, geodesic precision point must be given, accepted by the Agustin Codazzi Geographical Institute - "IGAC", obtained by satellite and with its respective azimuth line. ------------------------------------------
1.9   Daily drilling reports. --------------------------------------------------
These reports must be sent preferably by facsimile and will contain the basic information on the well, the drilling conditions, the properties of the drilling fluid, the results that are obtained and the daily and accumulated cost. -------
1.10 Copy of the fortnightly reports sent to the Ministry of Mines and Energy (Form 5CR). --------------------------------------------------------------------
The Exploration Management will receive them daily and they may be communicated by telephone, telex or facsimile. ----------------------------------------------

1.12   Final geological report. ------------------------------------------------
This report is obligatory for any well that is drilled in the country whether exploratory, stratigraphic or development, and must be presented in Spanish, by a registered geologist, no later than ninety (90) days after the ending date or abandonment of the well; it must include the following information by chapters: ----------------------------------------------------------------------
1.12.1   Summary of all the activities carried out during drilling. ------------
1.12.2   Locating of the well and maps at a scale of 1:250,000. ----------------
1.12.3 Stratigraphy: it must include stratigraphic column, determination of environments and age of each of the formations drilled. ------------------------
1.12.4 Biostratigraphic: it must present the dispersion charts, analysis done and possible correlations ------------------------------------------------------
1.12.5 Geochemical: it must include all the analyses done for trench samples as well as each of the cores recovered. ----------------------------------------
1.12.6 Electrical records: they must include all the calculations done to determine RW, SW. The analysis of the speed record must be included in this chapter. -----------------------------------------------------------------------
1.12.7 Formation tests: they must present all the results obtained in each of the tests done as well as the results of the water and oil analyses done in laboratories.-------------------------------------------------------------------
1.12.8 The report must contain the following appendices: --------------------- Appendix A: detailed description of the trench samples every ten (10) feet. ---- Appendix B: detailed description of the cores and wall samples that have been recovered. ---------------------------------------------------------------------
Appendix C: all the laboratory analyses that were done on the cores and well samples. -----------------------------------------------------------------------
Appendix D: compound graphic record, in reproducible sepia and copy at a scale of 1:500. For the different lithologies included in the compound graphic record, the symbols that the American Association of Petroleum Geologists (AAPG) uses for these cases must be used. --------------------------------------------------

Appendix E: final report of the company that did the logging at the well, including the "Grapholog" record. ----------------------------------------------
1.13 Reproducible sepias and copies of each and every one of the records run on the well, including the speed record, at scales of 1:200 and 1:500. In addition, magnetic tapes of all the records accompanied by the computer tabulations on the formats established by ECOPETROL for these cases must be delivered. ---------------------------------------------------------------------
1.14 Report of the formation and/or production tests done, including bottom pressure analysis (well open and closed).---------------------------------------
1.15 A set of unwashed trench samples taken every ten (10) feet with the detailed lithological description of the same must be delivered to ECOPETROL.---
1.16 Report on coring, when done, including the detailed description of the same as well as all the analyses done. THE ASSOCIATE must send to ECOPETROL photographs and fifty percent (50%) of the core with this report.---------------
1.17   Report on all the materials used during drilling. -----------------------
1.18 Biostratigraphic analyses with their dispersion chart. ------------------ These analyses must be done for the Exploration and stratigraphic wells since the sedimentation environments and age of each of the drilled formations are determined with this information. This type of analysis may also be done on the different cores recovered. -----------------------------------------------------
1.19   Geochemical analysis done on the trench, wall and core samples. ---------
1.20 Official report of completion, plugging or abandonment of the well (Form 6CR or 10 A CR). ---------------------------------------------------------------
1.21 Final well report. It must include all the engineering data and a summary of the final geological report. It must be presented in Spanish, no later than ninety (90) days following the finishing or abandonment of the well, with the approval of the duly registered petroleum engineer. ----------------------------
1.22 While the first contractual year is being fulfilled, a quarterly report on geological and geophysical operations done and programmed, short and long term job estimates as well as the budget executed and programmed. --------------------------------------------------------------------
1.23 Copy of the annual technical reports presented to the Ministry of Mines and Energy, with its respective supporting documentation. ----------------------
1.24 At the end of each calendar year, the total amount of investment and direct expenses, itemized by seismic, geology and by well drilled. -------------
1.25   Any engineering or geology study done. ----------------------------------
CLAUSE 2 - RETURN OF AREAS -----------------------------------------------------
The areas that THE ASSOCIATE will return to ECOPETROL in lots with a minimum area of five thousand (5,000) hectares each, mut be, when possible, regular lots in a polygonal shape, trying to facilitate the marking of boundaries without prejudice to commercial areas. -------------------------------------------------

                           Section Two - Exploitation

CLAUSE 3 - EXTENSIVE PRODUCTION TESTS ------------------------------------------
The following is the procedure established for the execution and handling of the crude from extensive production tests, prior to the acceptance of the commercialness of a hydrocarbon producing field: -------------------------------
3.1 For the handling and transfer of the volumes obtained, the tests must have the corresponding permit from the Ministry of Mines and Energy and the acceptance of ECOPETROL. -------------------------------------------------------
3.2 The production obtained during the tests will be distributed in accordance with the proportions established in The Contract, Clause 14 (Paragraph 14.2), deducting twenty percent (20%) for the royalty fund; payment of these will be charged to ECOPETROL. ----------------------------------------------------------
3.3 The volumes produced in these tests will be those recovered from the well during the maximum test time approved by the Ministry of Mines and Energy, in the corresponding permit, deducting any volume of crude used for consumption in operations.

3.4 THE ASSOCIATE will be responsible for one hundred percent (100%) of the disbursements incurred during the production test. ECOPETROL will reimburse THE ASSOCIATE for fifty percent (50%) of all expenses, including those for the production tests with the percentage of production that corresponds to it, in the event that the test is positive for commercialness. It is understood that the reimbursement of the costs made in Colombian pesos which is done with production will be applied in dollars at the representative market exchange rate on the date on which THE ASSOCIATE made said disbursements (Clause 9, Paragraphs
9.2.3 and 9.2.4 of The Contract). ----------------------------------------------
3.5 THE ASSOCIATE or the Operator must enter into the necessary agreements with the transporter for the transport of the extensive test crude to the Barrancabermeja refinery or receiving site that is determined. The transport of crude corresponding to ECOPETROL plus the royalties will be paid by ECOPETROL once the corresponding invoices with their respective support are received. ----
3.6 ECOPETROL must see the draft of the oil transport contract beforehand and give its approval before starting the production tests. ------------------------
3.7 THE ASSOCIATE or the Operator must inform ECOPETROL in a timely manner of the development of the production test program and send the permits granted by the Ministry of Mines and Energy as well as any other information, as it is obtained. ----------------------------------------------------------------------
3.8 In the event that reimbursement is made in crude oil, the billing, will be presented each month, starting from the commencement of the exploitation of the well. --------------------------------------------------------------------------
CLAUSE 4 - COMMERCIAL FIELD ----------------------------------------------------
4.1 THE ASSOCIATE, once sufficient data related to the development of the field has been obtained, must make a study in order to define the criteria on the petrophysical parameters, better marking of the productive area and, calculation of reserves. The study must be done by THE ASSOCIATE using the technical methods available in or outside the country; when circumstances require it, the pertinent revisions will be done. --------------------------------------------------------
4.2 For new installations, expansions or modifications, the basic production and detail engineering designs will be presented to the consideration of the Technical Sub-Committee. -------------------------------------------------------
4.3 The engineering for the production facilities must be contracted with domestic companies unless, in the judgement of the Technical Sub-Committee, its technological complexity requires the aid of a foreign company, preferentially in consortium with a domestic company. -----------------------------------------
4.4 The final mechanical completing of the wells that become the property of the Joint Account must be agreed upon by the Technical Sub-Committee and will be an indispensable requirement so that the well begins production in an optimum state. The reimbursement of this completing for the Exploration Wells will be done as indicated in Clause 9 (Paragraphs 9.2.2, 9.2.3 and 9.2.4) of The Contract. ----------------------------------------------------------------------
CLAUSE 5 - SINGLE RISK MODE ----------------------------------------------------
5.1 The reimbursement corresponds to two hundred percent (200%) of the investment directly linked to each producing well and the total cost of the work done to the account and risk of THE ASSOCIATE in the respective field and up to fifty percent (50%) of the direct exploration costs that have been carried by THE ASSOCIATE before discovery, in conformity with that set forth in Clause 9 (Paragraph 9.2.2) of The Contract. ECOPETROL will do an audit which will determine the amount of the reimbursable investments. --------------------------
5.2 As a field under the Single Risk Clause is being developed, the Operator must send to ECOPETROL all the technical, economic, legal and administrative information, such as the entering into and execution of contracts, completion of the wells, flow lines, production facilities, metering systems, storage capacity, producing wells, restricted holes, production reports, economic studies, etc. It is understood that the different clauses of The Contract and the clarifications of this document are fully applicable to Clause 21 of The Contract, Operations under Risk to one of the Parties, for purposes of timely information, technical control of reserves and other administrative aspects. --------------------------------------------------
CLAUSE 6 - INSPECTION OF THE OPERATIONS ----------------------------------------
For the inspection of the Commercial Fields, ECOPETROL may send its representatives to the same. The Operator must facilitate the conditions for lodging equal to those that his engineers have to the functionary that ECOPETROL designates, when possible. -----------------------------------------------------
CLAUSE 7 - PRODUCTION ----------------------------------------------------------
7.1 The Operator must also transmit to the Parties any information on improvements in production techniques that it develops during the Exploitation Period. ------------------------------------------------------------------------
7.2 For the control and prevention of petroleum losses and damage to the environment, the Operator and ECOPETROL will take all appropriate measures, with the methods in use generally accepted by the oil industry for preventing oil losses or spills in any way during the drilling, production, transport and storage operations. ------------------------------------------------------------
7.3 The Operator must keep a daily control of the consumption of crude oil for the operation and will present a monthly report on this. ----------------------- CLAUSE 8 - DISTRIBUTION AND AVAILABILITY OF THE OIL ---------------------------- In accordance with Clause 14 (Paragraph 14.1) of The Contract, the measuring of the crude oil will be done in the following manner: ----------------------------
8.1 Corrections for temperature and pressure. -------------------------------- The volumes of crude will be determined at sixty degrees Fahrenheit
(60 degrees F) and at atmospheric pressure, whatever the temperature and pressure at which it is measured may be. To make the corrections, the tables called Petroleum Measurement Tables Volume Correction Volume I Table 5A Generalized Crude Oils Correction of Observed API Gravity to API Gravity at
60 degrees F (ASTM D-1250-80) and Table 6A Generalized Crude Oils Correction of Volume to 60 degrees F Against API Gravity at 60 degrees F will be used. In order to correct crude pressure, Table No. 2 Compressibility Factors per Pound per Square Inch of the API Standard 1101 will be used. --------------------------------------------
8.2   Measurement: -------------------------------------------------------------
The volumes of crudes that the Operator accepts for transport will be determined by the meters that for this purpose the Operator will have installed at the receiving stations or delivery points and, lacking these, by the direct measurement of the level of the respective tanks, in accordance with the measurement approved by the Ministry of Mines and Energy and API Standard
1101. --------------------------------------------------------------------------
For liquidating the net volumes of crude received and delivered, the Operator will do the analysis of the water and sediment content, using the Water by Distillation Method (ASTM D-95) (API 2560) for water content and to determine sediment content, the Sediments by Extraction ASTM D-473 method, latest revision, will be used in conformity with that set forth in Resolution
No. 002297 of October 21, 1993 issued by the Ministry of Mines and Energy. ----- CLAUSE 9 - SUPPLYING OF CRUDE FOR EXPORT ---------------------------------------
For effects of Clause 14 of The Contract, in order to proceed with the exportation of crude, THE ASSOCIATE will have as priority the internal needs of the country before doing any exporting of crude, in conformity with the legal dispositions that govern the matter. -------------------------------------------

                   PART II - ACCOUNTING AND FINANCIAL ASPECTS
                       Section One - Programs and Budgets

CLAUSE 10 - EXPLORATION BUDGET AND PROGRAMS ------------------------------------
10.1 Before the commencement of each calendar year THE ASSOCIATE must present the exploration budgets and programs, itemized by: geology, seismic and drilling of Exploratory Wells, indicating the currency in which the costs of the work will be incurred. --------------------------------------------------------------
10.2 THE ASSOCIATE must present a comparison on a quarterly basis of the budget and the true execution. -------------------------------------------------
CLAUSE 11 - EXPLOITATION BUDGETS AND PROGRAMS ----------------------------------
11.1   For effects of Clause 11 of The Contract, the Operator must present the development plan and the budget and program for works by quarters in order to facilitate the execution of the different controls. -------------------
11.2 THE ASSOCIATE must present to ECOPETROL the organizational letter for the operation of the Commercial Field which must be agreed upon at the level of the Technical Sub-Committee and approved by the Executive Committee. --------------- CLAUSE 12 - BUDGET MANUAL ------------------------------------------------------
The standards and procedures that are stated below constitute the budget manual applicable to the preparation, presentation and control of the Budgets that the performance of The Contract implies. this manual comprises three (3) parts, that is: ----------------------------------------------------------------------------
12.1   Income Budget -----------------------------------------------------------
12.2   Expense Budget ----------------------------------------------------------
12.3   Other dispositions ------------------------------------------------------
CLAUSE 13 - INCOME BUDGET ------------------------------------------------------
This budget is divided, in turn, into two (2) sections: current income budget and capital contributions. -----------------------------------------------------
13.1   Current income: ---------------------------------------------------------
These are all the monies that are earned in a regular manner to the benefit of the Joint Account and that may be foreseen by the Operator. They comprise the following items, when they occur: ----------------------------------------------
13.1.1   Sale of Products: -----------------------------------------------------
This is income from the sale of crude or gas that the Operator makes to one of the Parties or to others in behalf of the Association (it should be understood that these sales are different from those made as participation in the Association of each of the Parties). -------------------------------------------
13.1.2   Services Provided: ----------------------------------------------------
This contemplates all those services that the Operator provides to one of the Parties or to others, in accordance with the rates established by the Sub-Committees and approved by the Executive Committee. ------------------------

13.1.3   Sale of Assets or Materials. ------------------------------------------
This comprises the sales made by the Operator, to the Parties or others, of equipment or materials in agreement with that set forth in Clause 20 (Paragraph 20.2) of this Agreement. -------------------------------------------------------
13.1.4   Other Income: ---------------------------------------------------------
This includes those monies that the Operator receives for the Joint Account for earnings on temporary investments. ---------------------------------------------
13.2   Capital Contributions: --------------------------------------------------
These are all those monies that the Operator receives as advance payments made by each one of the partners in accordance with their participation in the Budget approved by the Association. This income receives the name of advance payments or cash call and will be processed in accordance with the procedures established in Clause 15 (Paragraph 15.5) of this Agreement. -------------------------------
CLAUSE 14 - EXPENSE BUDGET -----------------------------------------------------
The expense or appropriations budget is composed of the operating expenses budgets will be prepared in accordance with the monetary origin of their disbursement in pesos and dollars, and will be classified by programs and projects. The programs in numerical order in each budget will represent the different groups of homogeneous activities that the Association will execute through the Operator. The projects in numerical order and continuous within each program will present the objective itself of the expense and will be duly supported and explained. -------------------------------------------------------
14.1   Operating Expenses Budget. ----------------------------------------------
The operating expenses budget will be prepared by the Operator in accordance with the policies that the Executive Committee of the Association (Clause 19 of The Contract) sets on this matter and taking into account the parameters and economic indicators that the Association has defined as the most representative for the budget year. -----------------------------------------------------------
14.1.1   Preparation Procedure. ------------------------------------------------

The Operator will present the operating expense budget identifying the needs of the Association and will itemize the expenses according to the classification indicated in Clause 14 (Paragraph 14.1.2) of this Agreement. ------------------- The cost factors for the evaluation of the different activities that are scheduled to be done in the year to which the budget refers will correspond to the real figures that are known at the time it is prepared or, to the best information available. ---------------------------------------------------------
In every case, the operating expense budget will be calculated taking into account the costs that the offices that directly provide services to the Joint Operation require and that, therefore, must be assumed by the Joint Account one hundred percent (100%) and charged to the Parties in the proportion dealt with in Clause 22 (Paragraph 22.6.1) of The Contract. The indirect costs that the Joint Account must assume will be charged to the Parties and will be determined in accordance with that which is stipulated in Clause 22 (Paragraph 22.6.2) of The Contract. The evaluation of the operating expenses will be done in the currency in which the disbursement is to be made (United States of American dollars or Colombian pesos). For control purposes, the Budget will be presented in three columns, that is: -----------------------------------------------------
Cause Dollar Origin ------------------------------------------------------------
Cause Peso Origin --------------------------------------------------------------
Consolidated in dollars, using the projection of the rate of exchange for the respective year ----------------------------------------------------------------
14.1.2   Classification by expense item ----------------------------------------
14.1.2.1   Organizational Chart Personnel Expenses -----------------------------
Wages --------------------------------------------------------------------------
Benefits -----------------------------------------------------------------------
14.1.2.2   Materials and Supplies ----------------------------------------------
Repair and Maintenance ---------------------------------------------------------
Tools --------------------------------------------------------------------------
Other materials and supplies ---------------------------------------------------

14.1.2.2.3   Third Party Services ----------------------------------------------
Technical services for the field -----------------------------------------------
Public utilities ---------------------------------------------------------------
Other services -----------------------------------------------------------------
14.1.2.4   General expenses ----------------------------------------------------
Leasing of equipment and offices -----------------------------------------------
Other general expenses ---------------------------------------------------------
14.1.2.5   Services of the Operator --------------------------------------------
Indirect Expenses --------------------------------------------------------------
Other services provided by the Operator ----------------------------------------
14.1.2.6   Other Disbursements -------------------------------------------------
Housing loans ------------------------------------------------------------------
Community Aid ------------------------------------------------------------------
14.1.3   Basis for Calculation -------------------------------------------------
The operating expense budget will have as the bases for calculation the following: ---------------------------------------------------------------------
The wages and benefits budget will be calculated in accordance with the organizational charts approved for the Association and its estimating will be done in agreement with that set forth in Clause 18 (Paragraph 18.1.1) of this Agreement. The calculation of the wages, benefits and other special, extra-legal, bonuses that arise for domestic or foreign personnel will be presented separately in accordance with the origin of the disbursement, for the knowledge of the Sub-committees of the Association and the Executive
Committee. ---------------------------------------------------------------------
The estimation of the cost of materials and supplies will be done based on real prices or updated quotations and, in general, with the best information available. ---------------------------------------------------------------------
The import expenses will have as the basis for calculation the FOB prices of the materials and/or equipment that is to be imported and the following factors will be taken into account when preparing it: freight, insurance, taxes for use of Colombian ports, import taxes and other import expenses. -----------------------

The value of maintenance and operating services will be estimated in accordance with the formalized contracts or those to be formalized which the Association has at the time budget is prepared. --------------------------------------------
The Indirect Expenses that the Joint Account must assume for services that the Operator provides or may provide will be calculated in agreement with the procedure established in Clause 22 (Paragraph 22.6.2) of The Contract. --------- General expenses will be calculated taking into account the concrete needs that the Joint Operation requires in the normal course of its activities. The community aid will be budgeted in accordance with the requests from the interested parties and as a function of the policies that to this effect the Executive Committee determines. In special situations that merit it, the Operator may meet the requests in accordance with its procedures, with prior notification to each of the Parties. -------------------------------------------
14.1.4   Execution of the Budget -----------------------------------------------
The execution of the operating expense budget will be done in agreement with the following considerations: ------------------------------------------------------
14.1.4.1 All the services, purchase or contracts that are charged to the Joint Account, as operating expenses, must be budgeted and fully justified. ----------
14.1.4.2 When the service or act to be contracted does not imply a disbursement greater than the limits established for the Association, the Operator will have full autonomy to contract in agreement with the internal procedures of responsibility and authority. ------------------------------------
14.1.4.3 The purchases, contracts or any other act that partially or globally implies a cost greater than the established limits, they must be presented to the Technical Sub-Committee of the Association for study and recommendation. ---
14.1.5   Control of Execution of the Budget ------------------------------------
The control of execution of the expense budget will be the responsibility of the Operator who must oversee the correct accounting of the expenses. ----------------------------------------------------------------------
Every quarter the Operator will prepare a budget report explaining the results obtained in its execution, which will contain: ---------------------------------
14.1.5.1 Accumulated expenses to date itemized according to the expenses items indicated in Clause 14 (Paragraph 14.1.2). -------------------------------------
14.1.5.2 Special comments for those items whose execution shows significant deviations with regard to the budgetary average or estimate per quarter. -------
14.1.5.3 Projection of estimated expenses to be disbursed by quarter or for the rest of the year. ----------------------------------------------------------
14.1.5.4 Justification of the possible budgetary additions, adjustments or transfers that the Operator deems convenient or are proposed by one of the Parties. -----------------------------------------------------------------------
14.2   Investment Budget -------------------------------------------------------
This constitutes the basic tool for the planning, execution and control of each of the investment programs and projects that are to be carried out by the Joint Operation and act as a means for estimating the funds required in the execution of the different programs approved by the Executive Committee. ----------------- As a basis prior to its preparation, the Executive Committee, through the respective Sub-Committees, will set the general policies and parameters that the investment plan must contemplate. ----------------------------------------------
14.21 The investment budget will be made up of appropriated line items for the following: ---------------------------------------------------------------------
14.2.1.1 Acquisition of durable goods, materials and services needed for the execution of the different projects set by the Association. --------------------
14.2.1.2 Acquisition of equipment and large tools for maintenance to be used in the shops of the Association, in order to guarantee the normal course of the operations. --------------------------------------------------------------------
14.2.1.3 Equipment for social services and other constructions and/or expansion of buildings that the operation requires, including the facilities to be used by the workers of the Joint Account. -------
14.2.2   Classification of the investment budget -------------------------------
For all effects of presentation of the investment budget, it will be grouped into programs and projects in the following manner: Development wells, production facilities, civil works, other assets, special studies, warehouse and other projects. These in turn will be subdivided into projects in the following manner: ------------------------------------------------------------------------
14.2.2.1   Development wells ---------------------------------------------------
Pumping or surface equipment and completing ------------------------------------ Production wells ---------------------------------------------------------------
Locations ----------------------------------------------------------------------
14.2.2.2   Production facilities -----------------------------------------------
Crude collection system --------------------------------------------------------
Storage system -----------------------------------------------------------------
Crude treatment system ---------------------------------------------------------
Improved recovery system -------------------------------------------------------
Pumping stations ---------------------------------------------------------------
Transfer lines -----------------------------------------------------------------
Others -------------------------------------------------------------------------
14.2.2.3   Civil works ---------------------------------------------------------
Highways -----------------------------------------------------------------------
Bridges ------------------------------------------------------------------------
Buildings (camp, shops, warehouses and offices) --------------------------------
14.2.2.4   Other assets --------------------------------------------------------
Automotive equipment -----------------------------------------------------------
Fire Fighting equipment --------------------------------------------------------
Communications equipment -------------------------------------------------------
Office equipment ---------------------------------------------------------------
Electromechanical maintenance equipment ----------------------------------------
Large tools --------------------------------------------------------------------
Cleaning or workover equipment -------------------------------------------------
14.2.2.5   Special Studies -----------------------------------------------------

Environmental Impact -----------------------------------------------------------
Deposits Studies ---------------------------------------------------------------
Simulation Studies -------------------------------------------------------------
Interference Tests -------------------------------------------------------------
14.2.2.6   Warehouses ----------------------------------------------------------
Fluctuation of materials stock -------------------------------------------------
14.2.2.7 -----------------------------------------------------------------------
Each of these projects may be divided into as many sub-projects as are needed, always maintaining a uniform identification and their final presentation will be done by project, in accordance with the above classification and using forms two
(2) and four (4) for this purpose which may be adapted pursuant to an agreement between the parties, through the Financial Sub-Committee. In order to achieve greater clarity in the preparation and writing of the investment budget, the following considerations must be taken into account: ---------------------------
14.2.2.7.1   Maintenance Projects ----------------------------------------------
These correspond to all those investments in equipment, materials and constructions to be used for the preservation of the facilities in efficient operating conditions, maintaining the capacity limits and original yield. ------
14.2.2.7.2   Expansion projects ------------------------------------------------
The investments whose objective is to increase the capacity of the facilities, increase the authorized automotive equipment, office equipment, etc. will be called thus. -------------------------------------------------------------------
14.2.2.7.3   Special projects --------------------------------------------------
This will comprise all those projects that due to their amount, importance in industrial activities, or their impact on the social or ecological level merit being classified as special. ---------------------------------------------------
14.2.3 Preparation and presentation of the budget. --------------------------- Each and every one of the projects that make up the investment budget must be fully justified and analyzed before being included in the general budget. In this sense, the Operator must prepare a draft of the investment project which contains the following general information: -----------------------------------------------------------
Analysis of needs --------------------------------------------------------------
Justification of the project ---------------------------------------------------
General description of the project ---------------------------------------------
Estimated amount of the investment ---------------------------------------------
Execution time -----------------------------------------------------------------
Economic evaluating ------------------------------------------------------------
The draft of the project with the above information, plus any other that is deemed necessary for its evaluation, will be studied jointly by the Sub-committees of the Association which will recommend or oppose the viability of the project in accordance with the policies drawn by the Executive
Committee. ---------------------------------------------------------------------
Once said Sub-Committee recommends the resulting of a specific project, this will be included in the general budget to be approved by the Executive Committee of the Association. ------------------------------------------------------------
All the general information presented in the justification of each project will form a Technical-Financial Appendix which will serve as supporting documentation in the presentation and approval of the budget by the Executive Committee. -----
14.2.4   Consolidation of the investment budget --------------------------------
The needs of the Joint Operation having been determined, the Operator will consolidate the investment budget in accordance with the classification of Clause 14 of this Agreement (Paragraph 14.2.2) and will present it for its final approval to the Executive Committee of the Association. The expense budget as well as the investment budget at the program level will be presented in three columns, which will contain origin in dollars, origin in pesos and consolidated in dollars. --------------------------------------------------------------------
In addition, the Operator will prepare, as informative in nature, a schedule of disbursements that indicates the cash needs by quarter and by currency origin, at the program level for the case of investments and total expenses for operating expenses. ------------------------------------------------------------
14.2.5   Execution of the budget -----------------------------------------------

The execution of the investment budget will be done by the Operator through his different offices and in accordance with the schedules for schedules for execution established beforehand. ---------------------------------------------
The appropriations assigned to each project will be identified with a previously defined code which will be used in all documents originating in the process of the budgetary execution. -------------------------------------------
14.2.6   Budgetary control ----------------------------------------------------
The Operator will be responsible for carrying out each one of the investment programs and projects, and will be responsible for the execution of the same within the conditions under which they were approved. ------------------------- Likewise, he will be responsible for verifying that the processes corresponding to the realization of the projects are carried out adequately and timely. In the event that he finds some problem that impedes the normal course of the projects, he must report this immediately in writing to each of the Parties in order to find a solution to the difficulty that occurred. The Operator, as the one responsible for the projects, will prepare the quarterly reports relative to budget and technical advance of the same which must be sent to each of the Parties with due anticipation to the date set for the ordinary meeting of the Executive Committee. ----------------------------------------------------------
The quarterly report which the Operator must prepare through his offices, will contain the following information: -------------------------------------------
Period that the report covers -------------------------------------------------
Code and description of the project -------------------------------------------
Total budget for the project --------------------------------------------------
Financial progress from its commencement to the closing date. ----------------- Investments per project for the current year accumulated to date. ------------- Technical progress of the work ------------------------------------------------
Projection of the works to be done on a quarterly basis for the rest of the year, as informative in nature. -----------------------------------------------
CLAUSE 15 - OTHER DISPOSITIONS ------------------------------------------------
15.1   Budgetary additions ----------------------------------------------------

In all cases, the Operator is empowered to pay all operating expenses and make the investments that the Joint Operation requires in accordance with the approved budget, without exceeding ten percent (10%) of the appropriations assigned to each project for the respective period (Clause 11, Paragraph 11.5 of The Contract). However, when during the execution of the budget it is necessary to add to the amount of the appropriations approved by the Executive Committee, the corresponding modifications may be requested. ------------------- Periodically, requests for budgetary transfers or additions for expenses and investments may be presented, studied and approved whenever the Executive Committee meets in an ordinary session. However, the Executive Committee may meet in an extraordinary session to deal with budgetary matters whenever a special situation merits it. ---------------------------------------------------
Therefore, each time that a budgetary review is requested, the Operator must initiate, with due anticipation, the corresponding processes, presenting the requests to the respective Sub-Committee for study and later recommendation to the Executive Committee. -------------------------------------------------------
In every case, the requests for budgetary additions must be fully justified, explaining the reasons that gave rise to the variation of the appropriated monies with the respective technical and financial appendices contemplated in Clause 14 (Paragraph 14.2.3) of this Agreement. --------------------------------
15.2   Budgetary Transfers -----------------------------------------------------
Budgetary transfers will be deemed to be the movements of funds that are made from one year to another, for those projects that could not be concluded in the period for which they were budgeted (for reasons such as lack of availability of equipment, import processing, bad weather, etc.). --------------------------- The value of the project not executed in its entirety will pass to form part of the budget for the immediately following year and will be submitted to the ratification of the Executive Committee. The presentation of these projects in the budget will be done expressly
and will be taken into account in writing the schedule for disbursements dealt with in Clause 15 (Paragraph 15.4) of this Agreement. Furthermore, the budgetary transfers or carry-over projects will lead to an appendix in which the cause of the budgetary transfer and the manner in which it will be executed in the following period will be explained. ------------------------------------
If a project was not executed by more than 80% in a specific period, it must be included again in the budget and its treatment will be similar to that of a new project and, therefore, must be accompanied by the information contemplated in Clause 14 (Paragraph 14.2.3) of this Agreement. ------------------------------
15.3   Approvals   -------------------------------------------------------------
The Executive Committee will be the organism in charge of approving the budget recommended by the Sub-Committees of the Association and authorizing the Operator to purchase or contract, in behalf of the Association, all those goods and services that the Joint Operation requires. ------------------------------
15.4   Schedule of Disbursements  ---------------------------------------------
Along with the budget recommended by the Sub-Committees of the Association, the Executive Committee will approve the quarterly budget that the Operator presents and which will be the basis on which the monthly advance payment of funds will be calculated. ----------------------------------------------------
15.5   Advance Payment of Disbursements ---------------------------------------
The requests for advance payments of funds will be formulated by the Operator to each of the Parties based on the obligations contracted by the Association for the month immediately following that in which the request is made, consulting for this the budget approved by the Executive Committee and the project Cash Flow. In the preparation and presentation of the request, the following requirements must be met: ------------------------------------------
15.5.1   Preparation  ---------------------------------------------------------
Based on the approved budget and the obligations contracted by the Association for the following month, the Operator will prepare the requests for advance payments taking into account the following conditions:----
15.5.1.1 The request will be made by the operator separately for expenses and investments and, in each of them, will designate pesos and dollars in accordance with the origin in which the disbursement is planned. --------------
15.5.1.2 The request must be by programs and projects in the case of investments and by cost center or expense item, in the case of expenses, in the same manner in which it appears in the budget approved by the Executive Committee. --------------------------------------------------------------------
15.5.1.3 In order for each of the projects listed in the request for advance payments be considered, it must appear in the budget; to the contrary, the total amount requested will be deducted. --------------------------------------
15.5.1.4 The projects must have sufficient budget. Nevertheless, in special cases, the amount appropriated for the period can be exceeded by ten percent (10%) in accordance with Clause 11 (Paragraph 11.5) of The Contract. ----------
15.5.2  Presentation-----------------------------------------------------------
Every request for advance payment will be presented for its processing on the format agreed on beforehand by the Parties in the Financial Sub-Committee and will show the actual and estimated charges to investments and expenses and will be composed of the following documents:----------------------------------------
15.5.2.1  Letter of request ---------------------------------------------------
15.2.2.2 Request format where the financial status of each of the programs or projects as of the date on which the request is made is shown. ----------------
15.5.2.3 When deemed necessary, general comments of a technical nature that identify the use of the funds requested. --------------------------------------

                      Section Two - Accounting Procedure

CLAUSE 16 - ACCOUNTING PROCEDURE ----------------------------------------------

The bases for making the credits and charges incurred among the interested Parties which cover the operations related to the properties that are defined in The Contract are detailed below. All the charges will be made to the Joint Account that will be started in accordance with that set forth in Clause 22 of The Contract. The Joint Account defined in Clause 4 (Paragraph 4.5) of The Contract will be divided into three principal records, as follows: ------------
16.1 Joint Account (clarification, charges and entries). This account will be affected by all the movements, as detailed below, and will be distributed monthly in its entirety in the proportions of fifty percent (50%) for ECOPETROL and fifty percent (50%) for THE ASSOCIATE, for that corresponding to investments and in the proportion dealt with in Clause 22 (Paragraphs 22.6.1 and 22.6.2) of The Contract for the direct expenses and indirect expenses, that is, which will serve as the basis for the monthly billing, in conformity with that established in this procedure, leaving a zero (0) balance every month. All the accounting operations related to the Joint Account will be recorded by the Operator in Colombian pesos, but the Operator may, in turn, keep auxiliary records where the disbursements which he incurs are shown in any currency other than Colombian pesos. ---------------------------------------------------------
16.2 Joint current operating account. The advance payments received from the Parties and the charges or credits corresponding to the billing of the same will be carried in this account and it will show at all times a balance to the favor of or against each one of the Parties, as is the case. This account will be divided into two sub-accounts, according to the monetary origin of the transaction, that is, pesos and dollars. --------------------------------------
16.3 Records of joint property. Through the Joint Account, the Operator will keep a record of all the goods acquired subject to inventory, indicating in detail the type of asset, date of acquisition, and its original cost. ---------

The accounts mentioned in Clause 16 (Paragraphs 16.1, 16.2 and 16.3) of this Agreement will form part of the official accounting records of the Operator, but without being mixed in with the other accounting records of the Joint Account. All three will be subject to Clause 22 of this Agreement. ---------------------- CLAUSE 17 - ADVANCE PAYMENTS, BILLING AND ADJUSTMENTS --------------------------
17.1 Advance payments. Notwithstanding the fact that the Operator will pay and discharge, in the first place, all costs and expenses incurred in accordance with The Contract, charging to each Party the percentage of its participation, it is agreed that in order to finance said participation, each Party, upon request from the Operator and as stipulated below, will advance to the operator, starting from the acceptance by the Parties of the existence of a Commercial Field and no later than within the first five (5) calendar days of each month, the proportion of the expenses that were estimated for the operations of the respective month. The request for advance payment must be accompanied by an itemized report in conformity with that set forth in Clause 15.5.1.2 of this Agreement. These advance payments will be made in United States dollars and in Colombian pesos, in accordance with the needs consigned in the budgets and in the requests for funds prepared by the Operator. The Operator will make the request for funds within the first twenty (20) calendar days of the month immediately prior to that in which the contribution must be made. If the Operator had to make extra disbursements, not contemplated when requesting the monthly advance of funds, he must request in writing from the non-operators, special advance payments covering the participation of said disbursements. Each participant will pay his proportional part in advance within fifteen (15) calendar days following the request from the Operator. ------------------------
17.2   Billing ----------------------------------------------------------------
17.2.1 The Operator will prepare an initial bill for ECOPETROL after the acceptance of a Commercial Field, for fifty percent (50%) of the expenses and costs of the seismic acquisition, drilling of stratigraphic wells and drilling of exploratory wells. Among the costs of the exploratory wells that have become producers, all expenses caused by the drilling, such as tests, finishing and well equipment, as well as the flow lines, separators and costs of the extensive production tests, will be included. Said bill will also include fifty percent (50%) of the cost of the additional workers referred to in Clause 9 (Paragraph 9.3) of The Contract and will be paid in conformity with said clause. This billing will include a summary of the costs stating separately the currency in which the investments and expenses were made, that is, in Colombian pesos or United States dollars. -----------------------------
17.2.2 From the date of the initial bill on, the Operator will bill the Parties, within thirty (30) calendar days following the last day of each month, their proportional share of the costs and expenses during that month. In the bills the details that exist in the accounting procedures of the Operator, including a detailed summary of accounts, will be noted, stating the costs and expenses originated in pesos and those originated in dollars separately.-------
17.3 Adjustments. The bills will be adjusted between the Operator and the Parties after deducting the advance payments in dollars and pesos. ------------ When the advance payments made by either of the Parties differ from their participation in the effective costs determined for each period, the difference in pesos and/or dollars will be adjusted in the bills for the following month. -
17.4 Acceptance of bills. The payment of the bills does not affect the right of the Parties to object to the accuracy of the same in accordance with the terms of Clause 22 (Paragraph 22.7) of The Contract. -------------------------- CLAUSE 18 - CHARGES -----------------------------------------------------------
Subject to the limitations that are described below, the Operator will charge the Joint Account and will bill to each Party, in conformity with the percentages established in Clause 16 (Paragraph 16.1) of this Agreement, the following expenses: --------------------------------------
18.1   Labor  -----------------------------------------------------------------
18.1.1   Domestic and foreign employees  --------------------------------------
18.1.1.1 The wages of the employees or workers of the Operator that are working directly to the benefit of the Joint Operation, including payment of overtime, night hours, Sundays and holidays and their respective compensatory rests and, in general, every payment that constitutes wages. -----------------
18.1.1.2 Benefits, indemnizations, insurance, subsidies, bonuses and, in general, any benefit that is not salary and that is granted to the workers and/or to their families or dependents, either granted individually or collectively, or that they are granted by virtue of a work contract, by law, or collective agreements and/or arbitration settlements, with the exception of the housing plans, in relation to which a special agreement will be required. Among the above, one can mention, as a simple example, the following: severance pay, vacation, retirement and disability pensions, benefits for pensioners and their families, benefits and subsidies caused by occupational or non-occupational illness and accidents, service bonus, life insurance indemnizations for cancellation of contract, union subsidies, all kinds of bonuses and subsidies for savings, health, education, and in general, social security. Furthermore the quotas to the Colombian Institute for Family Welfare, National Apprenticeship Service Institute of Social Security and other similar ones that are established. --------------------------------------------------------
18.1.1.3 All the expenses incurred in the benefit to the Joint Operation with regards to the maintenance and operation of the camp, its offices and service facilities of the same in the field. Among these expenses are also included, but are not limited to, those that are indicated below, whether the services are provided gratis or for remuneration, or for the workers, their dependents or families, or are dispensed voluntarily or obligatory. ---------------------

Among these services are:  ----------------------------------------------------
18.1.1.3.1   Medical, pharmaceutical, surgical and hospital. ------------------
18.1.1.3.2 Camp and complete services for the same, including its repair and clean-up. ---------------------------------------------------------------------
18.1.1.3.3   Training expenses. -----------------------------------------------
18.1.1.3.4   Recreation for the workers. --------------------------------------
18.1.1.3.5 Maintenance of schools for the workers, their children and dependent relatives. ----------------------------------------------------------
18.1.1.3.6   Security or social aid plans and camp guards. --------------------
18.1.1.4 It is understood that the expenses and services noted in Clause 18 (Paragraphs 18.1.1.1, 18.1.1.2 and 18.1.1.3), mentioned above, will be charged to the Joint Account when by disposition of the law, collective agreements and/or arbitration decisions or voluntarily, they are applied directly or jointly to the contractors, sub-contractors, intermediaries and/or their workers who are working to the benefit of the operation. ----------------------
18.1.1.5 With respect to the retirement pensions and the disability aid, the Executive Committee must proceed according to that which is stipulated in the Social Security and Pension System established by Law 100 of 1993 and other norms that regulate it. -------------------------------------------------------
18.2   Materials, equipment and supplies --------------------------------------
The materials and supplies needed for the performance of the operations will be charged to the Joint Account. The materials and supplies will be acquired for warehouse stocks when this is advantageous for the operation and credited to it, at book value as they leave to be used. The capital equipment will be charged directly to the Joint Account. The book value is determined below: ---
18.2.1   Book Value -----------------------------------------------------------
It is understood that book value means the last average price of the stocks in warehouse based on the cost obtained on the importation liquidation sheets or local cost, as follows: -------------------------------------------------------
18.2.1.1 For imported materials, equipment and supplies, the book value will include the net price of the manufacturer's or supplier's bills (after deducting all discounts), cost of purchasing, freight and delivery charges between the point of supply and the shipping point, freight to the port of delivery, insurance, import duties or any other tax, handling from the ship to the customs warehouse and transportation to the site of the operations. ------------------------------------------------------------
18.2.1.2 For materials, equipment and supplies acquired locally, book value will include the net sale bill (after deducting all discounts), plus sales tax, purchasing expenses, transportation, insurance and other similar costs paid to third parties, from the point of purchase to the site of the operations. -----
18.2.1.3 The materials will be charged to the Joint Account in accordance with the currency origin of their acquisition, so that they likewise be charged to each Party. ---------------------------------------------------------------
18.2.2 Return of materials to the warehouse from the Joint Operation. ------ The materials, equipment and supplies returned by the operations to the warehouse of the Joint Operation will be valued in the following manner: -----
18.2.2.1   New materials at book value.  --------------------------------------
18.2.2.2 Used materials, in good shape, that can provide service, and the equipment that can be used later without repairs, the Operator may reincorporate them to the warehouse of the Association at seventy-five percent (75%) of their book value giving the credit to the respective project of the Joint Account. ---------------------------------------------------------------
18.2.2.3 Sales by the Parties. The materials, equipment and supplies sold by the Parties to the Joint Operation will be valued at the replacement price agreed upon by the Parties. The corresponding transportation costs will be to the account of the Joint Operation. In the cases of sales by the Joint Operation to one of the Parties, they will be valued at the replacement price agreed upon by the Parties and the transportation costs will be to the account of the purchasing Party. --------------------------------------------------------------
18.2.4   Local Transport of Materials ------------------------------------------
18.2.4.1 For materials shipped by an outside hauler, at cost according to the bill from the transporting company. --------------------------------------------
18.2.4.2 For materials shipped in transportation units owned by the Parties at rates calculated to cover the real costs, according to the procedure established in Clauses 18 (Paragraphs 18.4) and 23 (Paragraph 23.1.1) of this Agreement. ---------------------------------------------------------------------
18.2.5 Materials from canceled, postponed or changed projects. When an accumulation of stocks occurs in the warehouse due to the change, postponement or cancellation of projects approved by the Parties, the cost of said materials will be charged to the warehouse account. These materials may be sold to third parties according to that set forth in Clause 20 (Paragraph 20.2.1) of this Agreement and the product will be credited to the Joint Account. ---------------
18.3   Travel expenses ---------------------------------------------------------
All the travel expenses incurred to benefit the Joint Operation by domestic or foreign personnel, such as transportation, hotels, board, etc. -----------------
18.4   Service units and facilities --------------------------------------------
The value of the service provided by equipment or facilities owned by either of the Parties will be charged to the Joint Account at reasonable rates as established in Clause 23 of this Agreement. The rates that are set must be applied until they are modified by mutual agreement. ---------------------------
18.5   Service -----------------------------------------------------------------
The services supplied by third parties for the Joint Operation, including contractors, at their real cost. -----------------------------------------------
18.6   Repairs -----------------------------------------------------------------
The expenses for repairs made to the equipment or elements of either of the Parties, for use in the Joint Operation, except when these costs have already been charged by means of rentals or any other means. --
18.7   Litigation --------------------------------------------------------------
The expenses for the Joint Operation with regards to effective threats of litigation (including investigation and obtaining of evidence), lifting of embargoes, decisions or sentences, legal claims and processing of claims, compensation for accidents, settlement for death and funeral expenses, provided that these charges have not been paid by an insurance company or covered by the proportional surcharges mentioned in Clause 18 (Paragraph 18.1.1) of this Agreement. When legal services are rendered in said matters by permanent or outside attorneys, whose total or partial compensation is included in the indirect expenses, there will be no additional charges for their services, but rather the direct expenses incurred in said processes will be charged. -------
18.8   Damages and losses to property and equipment of the Joint Operation.
All the costs and expenses necessary to replace or repair damages or losses caused by fire, flooding, storm, theft, accident or any similar act. The Operator will communicate in writing to the Parties the damages or losses occurring as soon as possible. -----------------------------------------------
18.9   Taxes and rentals -----------------------------------------------------
The amount of all taxes paid or incurred in developing the Joint Operation will be charged to the Joint Account. ----------------------------------------------
The amount of the rentals, easements and indemnizations for improvements, soil use, etc. will also be charged to the Joint Account. --------------------------
18.10   Insurance -------------------------------------------------------------
18.10.1 The premiums paid for insurance taken to benefit the operations to which The Contract refers, along with all the expenses and indemnizations incurred and paid, and all the losses, claims and other expenses that have not been covered by the insurance companies, including the legal services mentioned in

Clause 18 (Paragraph 18.7) of this Agreement, will be charged to the Joint Account. ---------------------------------------------------------------------
18.10.2 When there is no insurance, the real expenses incurred, stated above, and paid by the Operator will also be charged to the Joint Account. ---------- CLAUSE 19 - CREDITS ----------------------------------------------------------
19.1 The Operator will credit the Joint Account for income from the following: --------------------------------------------------------------------
19.1.1 Insurance collection with regards to the Joint Operation, whose premiums have been charged to said operation. --------------------------------
19.1.2 The sales of geological information authorized beforehand by the Parties, provided that the collections related to these have been charged to the Joint Operation. ---------------------------------------------------------
19.1.3 Sale of property, plants, equipment and materials of the Joint Operation. -------------------------------------------------------------------
19.1.4 The rental fees received, returns for custom or transport tax claims, etc. must be credited to the Joint Operation if said rentals or returns belong to said operation. -----------------------------------------------------------
19.1.5 Any other income from operations or contracts authorized by the Executive Committee. ---------------------------------------------------------
19.2  Guarantee  --------------------------------------------------------------
In the event of defective equipment, when the Operator has received the corresponding adjustment from the manufacturer or his agents, this will be credited to the Joint Operation. ---------------------------------------------
CLAUSE 20 - DISPOSITION OF EXCESS MATERIALS AND EQUIPMENT  --------------------
20.1  Excess materials and equipment  -----------------------------------------
The Operator will inform ECOPETROL in writing of the excess materials and equipment of the Joint Operation. Each of the Parties will designate a representative to inspect the state and determine which materials or equipment can be sold. For the purchase of the usable materials or equipment, ECOPETROL will have the first option and THE ASSOCIATE the second; these options must be exercised within sixty (60) days following the date of notification. In the event that these are not purchased by them, the Operator will report this in writing and will auction them off. -------------------------
20.2   Disposition of capital equipment and materials --------------------------
20.2.1 The sales by the Operator to third parties of major materials and capital equipment that had been charged to the Joint Account will be done only with the approval of the Executive Committee. The product will be credited to the Joint Account. Major materials are defined solely for this purpose as any asset that has an estimated sale value greater than five thousand United States dollars (US$5,000) or its equivalent in Colombian currency. --------------------
20.2.2 The minor materials charged to the Joint Account that are not required in the operation or reincorporated into the warehouse may be sold by the Operator and their product credited to the Joint Account. ----------------------
20.2.3 For every abandonment and dismantling of the assets that have an estimated cost or value of five thousand United States dollars (US$5,000), or more, or its equivalent in Colombian currency, will require prior authorization from the Executive Committee. --------------------------------------------------
20.2.4 Neither of the Parties will be obligated to purchase the interest of the other in excess material, be it new or used. The removal of the major items of excess materials, such as stacks, tanks, motors, pumping units and piping, will be subject to the approval of the Executive Committee. However, the Operator will have the right to discard in any way damaged or unusable material. ----------------------------------------------------------------------
CLAUSE 21 - INVENTORY ----------------------------------------------------------
Upon request by ECOPETROL, the Operator will present the information needed to make an analysis of inventory in warehouses and the Parties will agree to the joint participation for inventory control. The Operator must provide the facilities that ECOPETROL to do a physical inventory of fixed assets in the Association's installations, prior agreement in the Financial Sub-Committee, on the date, hour and number of people who will do the inventory. -----------------

21.1   Inventory and auditing -------------------------------------------------
With reasonable intervals, inventories of all the assets of the Joint Operation must be done by the Operator. -------------------------------------------------
21.2 The notice of intent to do an inventory will be given by the Operator in writing to the Parties one (1) month prior to the starting date of the same, so that they may be represented. But starting date of the same, so that they may be represented. But the non-attendance by one of them at the inventory does not take away the validity and effectiveness of the inventory taken by the Operator. ---------------------------------------------------------------------
21.4 The inventory adjustments for excess or shortages will be made known to the Executive Committee for their consideration and approval. -----------------
21.5 At midnight on the last day of the term of twenty-two (22) years of the Exploitation Period, the Parties will make an inventory of the materials that exist in the warehouse and that are owned by the Joint Account, as well as the products extracted that are in the collection batteries, in the pipes that go from these to the storage tanks or in the storage tanks, all within the exploitation area, and said inventories will be distributed between the Parties, after deducting royalties, in the same manner set forth in Clause 13 of The Contract. --------------------------------------------------------------
CLAUSE 22 - AUDITING ----------------------------------------------------------
Subject to Clause 17 (Paragraph 17.4) of this Agreement, the Parties may examine and control through their own Auditors, the records of the Operator related to the joint properties and the operation of the same. However, in order to facilitate the review of the expenses and costs of the exploration wells dealt with in Clause 17 (Paragraph 17.2) of this Agreement, once the Operator advises the non-operator of the ending date of the inventory of any producing well, the Operator will allow, with prior timely notification, the auditors of ECOPETROL to periodically examine the drilling accounts of wells in such a way that when a Commercial Field is declared, the stated review has already been done under better conditions of time and place. Representatives of the Controller General of the Republic may take part, in addition to the representatives of the Parties, in the auditing reviews set out in this Agreement, if said organism deems it convenient. The expenses and costs of said review will be to the account of the interested Party. ----------------------------------------------
CLAUSE 23 - RATE TABLES -------------------------------------------------------
23.1 Subject to the limitations described above, the services provided to the Joint Operation by installations owned exclusively by ECOPETROL or THE ASSOCIATE will be charged at the corresponding rates, in order to allow the recovery of the real costs. Said costs must include the normal operating costs, wages, benefits, depreciation and other operating expenses, taking into account the following: -------------------------------------------------------
23.1.1 The rate for transportation units that is normally calculated taking as the basis operating time, must include the time used for loading and unloading, the time elapsing while waiting to be loaded and the waiting time while unloading is done. The charges for transportation units assigned to the operation will include Sundays and holidays, except when they are out of service due to repairs. ------------------------------------------------------
23.1.2 When the material for the stated operations is transported along with other material by river or land fleet owned exclusively by ECOPETROL or THE ASSOCIATE, the charge must be done based on the tonnage transported at rates no greater than commercial ones. ------------------------------------------------
23.2   Rates for renting equipment and tools ---------------------------------
The procedure for calculating the rental rate for equipment and tools owned by the Parties, excluding drilling equipment and major equipment whose rates must be calculated separately and approved by the Executive Committee, will comprise an amount for depreciation plus an amount for maintenance and will proceed in the following manner: --------------------------------------------------------
23.2.1 Description, model, number, purchase date and original cost of the equipment. --------------------------------------------------------------
23.2.2 Site where the equipment will be used, reasons for its rental and estimated time of use. ---------------------------------------------------------
23.2.3 Amount of the annual depreciation of the equipment, calculated based on the depreciated book value and its estimated remaining useful life (the minimum book value considered will be ten percent (10%) of the original cost, that is, salvage value. --------------------------------------------------------
23.2.4 The annual maintenance amount will be a percentage of the original cost which will vary from five percent (5%) for new equipment to fifteen percent (15%) for already depreciated equipment, depending on the depreciation age; for example: -------------------------------------------------------------
EQUIPMENT A:  (Five [5] years of life) -----------------------------------------
Time (years) 1, 2, 3, 4, 5: equipment depreciated one hundred percent (100%) ---
Maintenance: 5, 6, 7, 8, 9: 15% ------------------------------------------------
EQUIPMENT B:  (Ten [10] years of life) -----------------------------------------
Time (years) 1, 2, 3, 4, 5, 6, 7, 8, 9, 10: equipment depreciated one hundred percent (100%) -----------------------------------------------------------------
Maintenance:  5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15: 15% -----------------------
NOTE: The time of useful life and depreciation will be those established by accounting techniques applicable to the oil operation. -------------------------
23.2.5 The annual rental rate is equal to the amount stipulated in Clause 23 (Paragraph 23.2.3) of this Agreement plus that set in Paragraph 23.2.4 of this same clause. -------------------------------------------------------------------
23.2.6 The monthly or daily rental rate of the equipment will be equal to that established in Clause 23 (Paragraph 23.2.5) of this Agreement divided by 12 or by 365, as is the case. --------------------------------------------------
23.2.7 No rental will be charged for stand-by, but a third party should be charged for this. --------------------------------------------------------------
23.2.8 The above rental rates to no include transportation, installation, operating, lubricant and fuel costs which will be charged to the operation in which the equipment will be used. ----------------------------------------------

23.2.9 The above rental rates will be applied to the eventual use of equipment and tools of the operation one hundred percent (100%) of THE ASSOCIATE or operator and vice-versa. -----------------------------------
23.2.10 In each case, the Technical Sub-Committee will recommend to the Executive Committee the need to use rental equipment and the Financial Sub-Committee may apply the rate system recommended herein. ---------------
23.2.11 The rental rate for equipment will be calculated in dollars; but for the respective charge, it will be billed in pesos, at the rate agreed upon by the Parties. --------------------------------------------------------------
23.3 Rental rate for warehouses and fixed assets ------------------------ For calculating the rental rate for warehouses owned by one of the Parties or the Joint Operation for total or partial use, a procedure will be followed which will be agreed to in the Financial Sub-Committee. -------------------- CLAUSE 24 - CONTRIBUTIONS IN KIND ------------------------------------------
ECOPETROL or THE ASSOCIATE will contribute, in kind, those materials that it deems convenient according to the agreements that are entered into between the Parties. -------------------------------------------------------------------

              PART III - ADMINISTRATIVE ASPECTS AND MISCELLANEOUS
                                  DISPOSITIONS

                       Section One - Executive Committee

CLAUSE 25 - CONDITIONS FOR FUNCTIONING -------------------------------------
For the exercise of its functions, the Executive Committee must meet the conditions set forth in Clause 19 of The Contract, as indicated below: -----
25.1 The Executive Committee will be presided over alternately by the Parties, beginning with ECOPETROL. -----------------------------------------
25.2 The Executive Committee will name its Secretary alternating persons designated by ECOPETROL and THE ASSOCIATE. The President and Secretary must be from the same Party. -----------------------------------
25.3 The Executive Committee will hold ordinary sessions during the months of March, July and November and, extraordinary ones each time that the Parties and/or the Operator deem it necessary. In said meetings, the exploitation program carried out by the Operator and plans to be followed will be reviewed. The advisors that each of the parties deems convenient may attend the Executive Committee, it being understood that each of the companies will take as few people as possible. ----------------------------------------------------------
25.4 For the ordinary sessions of the Executive Committee, the representative who will preside the next session will notify the other representatives (principal and alternates) of the other Party and the Operator ten (10) calendar days prior to the date of the meeting, of the place and topics to be dealt with (agenda). ---------------------------------------------------------
25.5 In performing Clause 18 (Paragraph 18.3) of The Contract, for ordinary as well as extraordinary sessions of the Executive Committee, the topics to be dealt with that have not been included in the agenda must have been accepted beforehand by the representatives of the Parties through the Sub-Committees. --


                         Section Two -- Sub-Committees

CLAUSE 26 - CREATION OF THE SUB-COMMITTEES  -----------------------------------
In performing the function set forth in Clause 19 (Paragraph 19.3.8) of The Contract, the Executive Committee may create the advisory sub-committees that it deems necessary. In any case, the Executive Committee will name a Technical Sub-Committee and a Financial Sub-Committee. --------------------------------- These sub-committees will be the organisms constituted to control and define the technical, financial and legal recommendations of The Contract before the Executive Committee and must be governed by The Contract and this Agreement. Each sub-committee must establish its own internal regulations approved by the Executive Committee.-----------------------------------------------------------

                            Section Three - Operator

CLAUSE 27 - RIGHTS AND DUTIES --------------------------------------------------
27.1 In conformity with this Agreement, the Operator has the right to conduct the Joint Operations himself or through his contractors, under the general direction of the Executive Committee. In any case, the Operator will be responsible for the Joint Operation, in accordance with that set forth in The Contract. ----------------------------------------------------------------------
27.2  Among the duties of the Operator are the following: ----------------------
27.2.1 Preparation, presentation and implementation of the exploration and exploitation budgets and programs, as well as the approval of expenses (AFES). -
27.2.2   Direct and control all the statistical and accounting services. -------
27.2.3 Plan and obtain all the services and materials required for the good performance of the Joint Operation. --------------------------------------------
27.2.4 Provide all the technical and consulting required for an efficient performance of the Joint Operation. --------------------------------------------
27.3 The Operator may not constitute any lien on the property of the Joint Operation. ---------------------------------------------------------------------
27.4 The resignation or removal of the Operator must be done without prejudice to any right, obligation or liability acquired during the time in which the Operator acted as such; if the Operator resigns or is removed before meeting the obligations established in The Contract, he may not charge the Joint Account for the costs and expenses that he has incurred due to the change. But if the Executive Committee approves them, these costs and expenses may be charged to the Joint Account. -------------------------------------------
27.5 The Operator having been notified of his removal or the acceptance of his resignation, for the transfer of liabilities, ECOPETROL will audit the Joint Account and will do an inventory of all the property of the Joint Operation. Said inventory will be used for purposes of the return and accounting of the processing of said transfer of liabilities. All the costs and expenses incurred in relation to said inventory and auditing will be charged to the Joint Account. ----------
27.6 The operator will not be liable for any loss or damage for effects of the Joint Operation, unless said damage or losses are the result of: ----------
26.6.1   Gross negligence of the Operator -------------------------------------
27.6.2 His failure to obtain and maintain any of the insurance required in Clause 33 of The Contract, except when the Operator has made all efforts to obtain and maintain them and the results of these efforts have been fruitless, fact which must be reported beforehand in writing to the Parties. -------------

                     Section Four - Contracting Procedure

CLAUSE 28 - REGISTER OF SUPPLIERS AND LISTS OF BIDDERS ------------------------
28.1 It is the responsibility of the Operator to maintain an updated register of suppliers, classified by the different activities that the operation requires and to establish the qualification criteria for the firms to be included in the bidders list. The Technical Sub-Committee may require a review of the criteria before approving the list of bidders. -------------------------
28.2 ECOPETROL may review the register of suppliers of the Operator annually and may suggest through the Technical Sub-Committee the inclusion or exclusion of suppliers in the register. Notwithstanding the above, ECOPETROL, through a duly reasoned request, may at any time request the removal of persons or entities from the register. ---------------------------------------------------
28.3 In all cases that imply requesting bids for contracting, the register of suppliers must be consulted, accrediting this in the corresponding document. --
28.4 The persons or entities that form part of the register of suppliers must accredit their technical, moral and economic solvency, in addition to the experience not only of the company but also of its partners and that of the technicians joined in a permanent manner. --------
28.5 In accordance with the above criteria, the Operator will establish a qualified register of suppliers which will be updated periodically according to the performance of the same. -----------------------------------------------
CLAUSE 29 - BIDDING PROCESS
29.1 Responsibility: The Operator has the responsibility of preparing the tender and will submit it to the consideration of the Technical
Sub-Committee. ----------------------------------------------------------------
29.2 The list of those invited to bid will be prepared based on the information in the Register of Suppliers. -------------------------------------
29.3 If the estimated value of the contract that is to be bid exceeds US$40,000, the Operator must invite at least three companies. If the above is not possible, certification of the justification will be consigned in the recommendation report to the Technical Sub-Committee. -------------------------
29.4 One must try to not invite more than six companies to bid in order to avoid cost overruns in the evaluation of the bids and, likewise, give greater opportunity to the participating companies of obtaining the contract. ---------
29.5 All other factors being equivalent, the order of priority to be included in the list of bidders will be: -----------------------------------------------
Corporations constituted and domiciled in the Departments of Cauca and Caqueta. - Colombian corporations with domicile outside the Departments of Cauca and Caqueta, but with a branch established in said departments. - Colombian corporations with principal domicile outside the Departments of Cauca and Caqueta, with no branch in said departments. - Foreign corporations with branches in Colombia. - Foreign corporations with no branches in Colombia. ----
29.6 For the list of companies invited to bid, those technically and commercially qualified companies that have not had the opportunity to participate in similar bids in the past will also be taken into account. -----------------------------------------------------------
29.7 The Operator will prepare the bid conditions and will submit them to the consideration of the Technical Sub-Committee. ---------------------------------
29.8   In the bid conditions, the following will be clearly stated: -----------
29.8.1 The cost will be one of the criteria to be considered, but not the only one, for awarding and administration of the contract. --------------------
29.8.2 All the bids that surpass the range of real cost for this activity must be disqualified. ---------------------------------------------------------
29.8.3 The evaluation of the bids will take into account other factors apart from cost, which will be included in the bid conditions. ----------------------
29.8.4 The bids must be presented in accordance with the terms of the invitation and the non-observance of this requirement may lead to them being considered invalid bids. ------------------------------------------------------
29.8.5 The invitation to bid will include an itemized table if the prices that must be given by the bidders, in order to facilitate the comparison of the bids. -------------------------------------------------------------------------
29.9 The list of bidders will be reviewed and approved by the Technical Sub-Committee before being sent to the invitees. -------------------------------
20.10 Once the bid conditions have been distributed, the following rules will apply: ------------------------------------------------------------------------
29.10.1 Any information, modification or clarification of the original conditions will be sent to all the bidders. The Purchasing and Supply
Department of the Operator will be responsible for these changes. The changes must be duly justified in a written document. ---------------------------------
29.10.2 New bidders cannot be added to the list of bidders originally approved by the Technical Sub-Committee. --------------------------------------
29.10.3 Every bidder that does not comply with the procedures and rules of the bidding process, or who violates the code of business ethics of the Operator, will be disqualified immediately. -----------------------------------
29.11 The content and format of all material in an invitation to bid must comply with the requirements of the "Format for documentation presented to the Technical Sub-Committee" procedure and must be submitted to the consideration of the Technical Sub-Committee. ----------------
29.12 The internal approvals that the Operator and ECOPETROL require depend on the estimated value of the contract, in accordance with the internal procedures of one or the other. -----------------------------------------------
CLAUSE 30 - AWARDING OF CONTRACTS AND PURCHASE ORDERS -------------------------
30.1 The Operator has the responsibility of awarding bids for contracts and purchase orders. To this effect, he will present his recommendation to the Technical Sub-Committee which is the organism in charge of approving them and the Executive Committee will ratify them, when the value of the award is or exceeds US$40,000. ------------------------------------------------------------
30.2 Value: The awards will be based on the best overall value. The lowest price is not always the best, since the value will also take into account scheduling and quality, experience, reputation and the Colombian content of the bidder. In the event the contract is not awarded to the bid with the least value, said decision must be justified. ---------------------------------------
30.3 Justification in writing: The Operator will present a written recommendation to the Technical Sub-Committee justifying each contract or purchase order award which is or exceeds US$40,000. Said justification must include a summary of the commercial and technical evaluations of the bids received and the basis for the Operator's recommendation. ---------------------
30.4 Direct contracting: Direct contracting must be supported in writing, clearly identifying its justification. The Operator may contract directly, without the need for a bid process, in any of the following cases: ------------
30.4.1 When only one supplier can be obtained within the time required to meet the project's schedule; --------------------------------------------------
30.4.2 When an item or service contracted directly before does not have an equivalent or satisfactory substitute; ----------------------------------------
30.4.3 When the service or work derives from a previous one or is an addition to an existing contract or purchase order opened in the last ninety days, and the commerical conditions are not modified or when the evidence from a recent bid justify the awarding without a bidding process; ------------------
30.4.4 When the Operator has standardized a specific item or service for all the applications within his area of operations and only one known supplier for said item or service exists; -------------------------------------------------
30.4.5 When only one item or service is deemed to meet the requirements of the Operator within the specified delivery time; -----------------------------
30.4.6 When there is an emergency, the Operator must notify ECOPETROL in the Technical Sub-Committee immediately after said emergency. --------------------
30.5 Partial awards: A bid can be partially awarded to two or more bidders provided that all the following conditions are met: --------------------------
30.5.1 The possibility of partial awarding is expressly indicated in the Invitation to Bid; -----------------------------------------------------------
30.5.2 The favored bids have met the requirements established in the Invitation to Bid; -----------------------------------------------------------
30.5.3 The partial award represents the best value for the items or services that are not to be obtained. -------------------------------------------------
30.5.4 Any change in the scope of the work or in the criteria for awarding must be communicated clearly to all the bidders before the partial award. ----
30.6 Rejection of bids: The Operator may declare the bid without participants when the Technical Sub-Committee finds reasons that justify said decision, when the bids are removed from real costs, or when the scope of the work has been modified in such a way that it significantly affects the bid. --
30.7 Notification to the Losing Bidders: The results of the award will be communicated in writing to all participants. ---------------------------------
30.8 Clarification: During the evaluation period, the Operator may request clarifications from the bidders. The Technical Sub-Committee must approve the significant commercial clarifications.

A new approval from the Technical Sub-Committee will not be required when referring to techincal clarifications. The clarifications that may affect the bid must be communicated in writing to all participants. ---------------------- CLAUSE 31 -- ADMINISTRATION OF CONTRACTS AND PURCHASE ORDERS ------------------
31.1 The Operator has the responsibility of administering the contracts and purchase orders under his execution. ------------------------------------------
31.2 The bases for the administration of contracts or purchase orders is the execution of the same, which will include the agreed upon costs, schedule and quality requirements. ---------------------------------------------------------
31.3 The Operator will keep a written record of all the modifications to the original contract. The impact on costs of each change in the contract will be evaluated by the Operator and negotiated with the supplier or contractor before the price of the contract is changed. -----------------------------------------
31.4 If the proposed change is greater than US$40,000 and greater than 10% of the originally approved value, it will have to be approved by the Technical Sub-Committee. ----------------------------------------------------------------
31.5   The Operator is responsible for Cost Control. --------------------------
31.6 Any additional work or job under the terms of the contract must be authorized by the Project or Operations Manager of the Operator, who will consult with the Purchasing and Logistics Department before making any modification of the contract. This double responibility insures control of the integrity of the change process. In the event that the changes imply modifications to the text of the contract, they will be submitted to the approval of the Legal Department of the Operator. -----------------------------
31.7 Quality control will be handled by the QA/QC ("Quality Assurance" and "Quality Control") process which will include an independent inspection and verification of the work, which must be done at the appropriate time during the execution of the work. --------------------------------------------------------
31.8 The processes used by the Operator to control costs will be described in the "Cost Control System" procedure. ------------------------------------------

31.9 The associates will receive a monthly report on the progress of the work with documentation on costs and schedule including an analysis of the variations in the budget originally agreed upon for the main contracts and purchase orders. --------------------------------------------------------------
31.10 Once the main contracts and purchase orders have been fulfilled, an detailed analysis to evaluate the experiences that can be applied to similar contracts or purchase orders and in turn allow better control of them will be made. -------------------------------------------------------------------------
CLAUSE 32 - INSURANCE ---------------------------------------------------------
For effects of Clause 33 of The Contract, as far as Insurance is concerned, the Operator must deliver to the Vice-Presidency for Operations of ECOPETROL the following information so that the former insures fifty percent (50%) of the assets corresponding to the Commercial Field. ---------------------------------
32.1 Description of the assets, broken down when possible, in the following manner: -----------------------------------------------------------------------
32.1.1   Offices, camps and other non-industrial assets. ----------------------
32.1.2 Collection stations, specifying tanks (quantity and capacity) and other equipment. --------------------------------------------------------------
32.1.3   Miscellaneous warehouses and other facilities. -----------------------
Note: The external pipelines and oil wells are not insured under the fire policy since in this case ECOPETROL assumes the risk directly. ----------------
32.2 Value of the assets, indicating only the value of the part that belongs to ECOPETROL and noting to what percentage of the total value it corresponds. -
32.3   Geographical location. -------------------------------------------------
32.4 Date of receipt, starting from which the risk passes to the Joint Operation. --------------------------------------------------------------------
CLAUSE 33 - FORCE MAJEURE OR ACT OF GOD ---------------------------------------
Clause 34 of The Contract only suspends the performance of the specific obligations whose execution becomes impossible for acts constituting force majeure or acts of God. Likewise, only the obligations on goods, property, production facilities, etc. that are effected by said circumstances are interrupted. The Operator must notify the end of the force majeure, detailing the magnitude of the damage and the corrective actions that affect the system. ------------------------------------------------------
CLAUSE 34 - REVISION OF THE OPERATING AGREEMENT ------------------------------ This Operating Agreement may be revised when the Parties deem it convenient upon request by either of them; the Executive Committee is fully empowered to revise and modify it. This Operating Agreement will be in effect until one of the following events occurs: -------------------------------------------------
34.1   Termination of The Contract  -------------------------------------------
34.2   Agreement in writing of the Parties  -----------------------------------
34.3   Signing of a new Agreement.  -------------------------------------------
In witness hereof, the Parties sign this Operating Agreement, on contract paper of ECOPETROL, on the 20th day of September, Nineteen hundred ninety-five
(1995).  ----------------------------------------------------------------------

                        EMPRESA COLOMBIANA DE PETROLEOS
                                   ECOPETROL
                               Signed (illegible)
                          LUIS BERNARDO FLOREZ ENCISO
                                   President

                          ARGOSY ENERGY INTERNATIONAL
                               Signed (illegible)
                                 DOUGLAS W. FRY
                              Legal Representative

                                NEO ENERGY INC.
                               Signed (illegible)
                                 ROLAND SUTTILL
                                    Manager

Witnesses:

                                     INDEX

                                                                        Page No.

PART I - TECHNICAL ASPECTS ................................................    1

Section One - Exploration .................................................    1

CLAUSE 1 - SUPPLYING OF INFORMATION DURING EXPLORATION ....................    1

CLAUSE 2 - RETURN OF AREAS ................................................    5

Section Two - Exploitation ................................................    5

CLAUSE 3 - EXTENSIVE PRODUCTION TESTS .....................................    5

CLAUSE 4 - COMMERCIAL FIELD ...............................................    6

CLAUSE 5 - SINGLE RISK MODE ...............................................    7

CLAUSE 6 - INSPECTION OF THE OPERATIONS ...................................    7

CLAUSE 7 - PRODUCTION .....................................................    7

CLAUSE 8 - DISTRIBUTION AND AVAILABILITY OF THE OIL .......................    8

CLAUSE 9 - SUPPLYING OF CRUDE FOR EXPORT ..................................    9

PART II - ACCOUNTING AND FINANCIAL ASPECTS ................................    9

Section One - Programs and Budgets ........................................    9

CLAUSE 10 - EXPLORATION BUDGET AND PROGRAMS ...............................    9

CLAUSE 11 - EXPLOITATION BUDGETS AND PROGRAMS .............................    9

CLAUSE 12 - BUDGET MANUAL .................................................    9

CLAUSE 13 - INCOME BUDGET .................................................    9

CLAUSE 14 - EXPENSE BUDGET ................................................   10

CLAUSE 15 - OTHER DISPOSITIONS ............................................   18

Section Two - Accounting Procedure ........................................   21

CLAUSE 16 - ACCOUNTING PROCEDURE ..........................................   21

CLAUSE 17 - ADVANCE PAYMENTS, BILLING AND ADJUSTMENTS .....................   22

CLAUSE 18 - CHARGES........................................    24

CLAUSE 19 - CREDITS........................................    29

CLAUSE 20 - DISPOSITION OF EXCESS MATERIALS AND EQUIPMENT..    30

CLAUSE 21 - INVENTORY......................................    31

CLAUSE 22 - AUDITING.......................................    31

CLAUSE 23 - RATE TABLES....................................    32

CLAUSE 24 - CONTRIBUTIONS IN KIND..........................    34

PART III - ADMINISTRATIVE ASPECTS AND MISCELLANEOUS

DISPOSITIONS...............................................    34

Section One - Executive Committee..........................    34

CLAUSE 25 - CONDITIONS FOR FUNCTIONING.....................    34

Section Two - Sub-Committees...............................    35

CLAUSE 26 - CREATION OF THE SUB-COMMITTEES.................    35

Section Three - Operator...................................    35

CLAUSE 27 - RIGHTS AND DUTIES..............................    36

Section Four - Contracting Procedure.......................    37

CLAUSE 28 - REGISTER OF SUPPLIERS AND LISTS OF BIDDERS.....    37

CLAUSE 29 - BIDDING PROCESS................................    38

CLAUSE 30 - AWARDING OF CONTRACTS AND PURCHASE ORDERS......    39

CLAUSE 31 - ADMINISTRATION OF CONTRACTS AND PURCHASE ORDERS    40

CLAUSE 32 - INSURANCE......................................    42

CLAUSE 33 - FORCE MAJEURE OR ACT OF GOD....................    43

CLAUSE 34 - REVISION OF THE OPERATING AGREEMENT............    43

This is a faithful and FOURTH PHOTOCOPY COPY reproduced mechanically from its original number 2782 dated TWENTY-NINTH (29TH) day of the month of SEPTEMBER, 1995 on FORTY-EIGHT (48) sheets of paper.

Issued in Sante Fe de Bogota, D.C., on OCT. 3, 1995.

                                 Signed (illegible)
                                 OTTO BARRIOS GALVIS
                                 SIXTEENTH NOTARY

Seal:  REPUBLIC OF COLOMBIA   SANTAFE DE BOGOTA    OTTO BARRIOS GALVIS
Sixteenth Notary

This is a true and faithful translation of the original of which a copy remains in this translator's files. October 23, 1995.